Exhibit 10.1

KCGM Share Sale Deed Newmont Goldcorp Australia Pty Ltd ACN 099 040 507 and Northern Star Resources Limited ACN 092 832 892

1

9. Completion	33
9.1 Time and Place	33
9.2 Completion	34
9.3 Notice to complete	34
9.4 Completion simultaneous	34
10. Working Capital Statement, CAsh call statement and Payment of Adjustments	35
10.1 Preparation of Working Capital Statement	35
10.2 Purchase Price adjustments following Working Capital Statement	35
10.3 Payment of adjustments	35
10.4 Purchase Price adjustments following Pre-Completion Cash Call Statement	36
11. Seller Warranties and indemnities	36
11.1 Warranties by the Seller	36
11.2 Independent Warranties	36
11.3 Reliance	36
11.4 Warranty Indemnity	37
11.5 Tax indemnity	37
11.6 Not Used	37
11.7 Foreign resident capital gains withholding – clearance certificate	37
12. Qualifications and limitations on Claims	37
12.1 Disclosure	37
12.2 Awareness	38
12.3 No reliance	38
12.4 Opinions, estimates and forecasts	39
12.5 Maximum and minimum amounts	40
12.6 Time limits	40
12.7 Recovery under other rights and reimbursement	41
12.8 Mitigation of loss	41
12.9 Current ore stocks, supply inventory and Recoverable Gold in Circuit	41
12.10 Exclusions	42
12.11 General limitations	42
12.12 Buyer benefits	43
12.13 Sole remedy	44
12.14 Payments affecting the Purchase Price	44
12.15 Tax effect of Claims	45
12.16 Independent limitations	45
13. Procedures for dealing with Claims	45
13.1 Notice of Claims	45
13.2 Third Party Claims	46
13.3 Tax Demands	48
14. Buyer Warranties	49
14.1 Buyer Warranties	49
14.2 Independent Warranties	49
14.3 Reliance	49
14.4 No liability for consequential loss	49
14.5 Indemnity	49
14.6 Mitigation	49
15. Period after Completion	49
15.1 Appointment of proxy	49
15.2 Access to records by Seller	50
15.3 Branding and phase out	50
15.4 Tax returns	51
15.5 Insurance	52

16. Confidentiality and announcements	53
16.1 Confidentiality Agreement	53
16.2 Confidentiality	53
17. Duties, costs and expenses	54
17.1 Duties	54
17.2 Costs and expenses	54
18. GST	55
18.1 Definitions and interpretation	55
18.2 GST	55
18.3 Tax invoices	55
18.4 Reimbursement	55
18.5 Information, returns and accounting to end GST Group	56
18.6 Supplies between former members of the GST Group	56
19. NOTICES	56
19.1 How to give a notice	56
19.2 When a notice is given	57
19.3 Address for notices	57
20. GENERAL	57
20.1 Governing law	57
20.2 Giving effect to this deed	57
20.3 Variation of rights	58
20.4 Operation of this deed	58
20.5 Consents	58
20.6 Amendment	58
20.7 Assignment	58
20.8 Default Interest	58
20.9 Deductions and withholdings	59
20.10 No merger	59
20.11 Inconsistency with other documents	59
20.12 Counterparts	59
Schedule
1 Notice Details	60
2 Conditions	61
3 Warranties	62
4 Buyer Warranties	71
5 Completion Steps	73
6 Working Capital Statement	77
7 Pro Forma Working Capital Statement	84
8 Tenements	85
9 Properties	107
10 NE Tenements	114
11 Material Contracts	115
12 Foreign resident capital gains withholding – clearance certificate	117
13 Transitional Services key terms	118
14 Deed of release	121
15 Option	124

THIS DEED is made on 17 December 2019

BETWEEN:

(1)	Newmont Goldcorp Australia Pty Ltd ACN 099 040 507 whose registered office is at Level 2, 388 Hay Street, Subiaco Western Australia (the Seller); and

(2)	Northern Star Resources Limited ACN 092 832 892 whose registered office is at Level 1, 388 Hay Street, Perth Western Australia (the Buyer).

RECITALS:

(A)	The Seller owns the Sale Shares.

(B)	The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this deed.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this deed.

Aboriginal Site

means a place or object which is:

(a)           an Aboriginal site as defined in the Aboriginal Heritage Act 1972 (WA); or

(b)           a significant Aboriginal area or a significant Aboriginal object as defined in the Aboriginal and Torres Strait Islander Heritage Protection Act 1984 (Cth).

Accounting Standards	is defined in Schedule 6.
Adjustment Note	includes any document or record treated by the Commissioner of Taxation as an adjustment note or as enabling the claiming of an input tax credit for which an entitlement otherwise arises.
Affiliates	in relation to a party, means: (a) a shareholder of the party; (b) a director, secretary or officer of the party; or (c) a Related Body Corporate of the party.
Agreed Announcements

means:

(a)           the announcement of the execution of this deed that may be made by the Seller, or a Seller Group Member, in the agreed form;

(b)           the announcement of the execution of this deed (which, to avoid doubt, includes any investor presentation and any launch announcement that may be released by the Buyer in respect of the Sale or the equity raising to be launched by the Buyer in connection with the Sale) that may be made by the Buyer, or a Buyer Group Member, in the agreed form; and

(c)           any announcements made by the Buyer about the conduct or the results of the equity raising to be launched by the Buyer in connection with the Sale, or any other funding proposal or share issue contemplated in connection with the Sale.

Applicable Price

means, for any date:

(a)           in the case of gold, the "LBMA Gold Price" as quoted in US dollars by the LBMA at 3:00 pm (London time) on such date, provided that (i) if, for any reason, the price of gold is not confirmed, acknowledged or quoted by the LBMA on such date (and the LBMA continues to publish the “LBMA Gold Price”), the Applicable Price for gold shall be determined by reference to the "LBMA Gold Price" as quoted in US dollars by the LBMA at 3:00 pm (London time) for the most recent Business Day prior to such date and (ii) if the LBMA is no longer publishing the “LBMA Gold Price”, the Applicable Price for gold shall be determined by reference to the price of gold on another commercial exchange mutually acceptable to the Seller and the Buyer, acting reasonably; and

(b)           in the case of silver, the “LBMA Silver Price” as quoted in US dollars by the LBMA at 12:00 pm (London Time) on such date, provided that (i) if, for any reason, the price of silver is not confirmed, acknowledged or quoted by LBMA on such date (and the LMBA continues to publish the “LBMA Silver Price”), the Applicable Price for silver shall be determined by reference to the “LBMA Silver Price” as quoted in US dollars by the LBMA at 12:00 pm (London Time) for the most recent Business Day prior to such date and (ii) if the LBMA is no longer publishing the “LBMA Silver Price”, the Applicable Price for silver shall be determined by reference to the price of silver on another commercial exchange mutually acceptable to the Seller and the Buyer, acting reasonably.

ASIC	means the Australian Securities and Investments Commission.

Assignment Deed

means, in respect of the Designated Area Agreement, a deed or other document that provides for:

(a)           the assignment by the Seller to the Buyer of all the Seller’s rights under the Designated Area Agreement;

(b)           the assumption by the Buyer of all of the Seller’s liabilities under the Designated Area Agreement;

(c)           the release of the Seller from all the liabilities assumed by the Buyer under the Designated Area Agreement; and

(d)           an amendment of the Designated Area Agreement to exclude its application to any area comprising the Excluded Area,

with effect on and from Completion.

Authorisation	means any approval, licence, consent, authority or permit given by a Government Agency.
Business	means the business conducted by the Target Entity as at the date of this deed, including the activities in respect of the Gold Operations.
Business Day	means a day on which banks are open for business in Perth, Western Australia, and Denver, Colorado, and in each case, other than a Saturday, Sunday or public holiday in that city.
Business Records

means all original and certified copies of the books, records, documents, information, accounts, Mining Information and data (whether machine readable or in printed form) that are either:

(a)           owned by or in the possession of the Target Entity or the property of the Target Entity; or

(b)           in the possession of any Seller Group Member and which relate solely to the Business or are otherwise required by the Target Entity to conduct the Business,

and any source material used to prepare them.

Buyer Group

means the Buyer and:

(a)           prior to Completion, each of its Related Bodies Corporate; and

(b)           after Completion, each of its Related Bodies Corporate (including the Target Entity) and the Manager,

and Buyer Group Member means any member of the Buyer Group.

Buyer Group Representative or Adviser	means any representative or adviser of any Buyer Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them).
Buyer Warranties	means the warranties in Schedule 4.
Buyer’s Consolidated Group	means the Consolidated Group of which the Buyer is a member.
Calculation Date	has the meaning given in Schedule 6.

Called Sums	has the meaning given in the Co-operation Agreement.
Cash Call	means Called Sums paid by KLV between the Relevant Time and the Completion Date.
CGT	means capital gains tax in accordance with Part 3-1 of the ITAA 1997.
CGT Event J1	means the occurrence of CGT event J1 under section 104-175 of the Tax Act as a result of entry into, or that occurs pursuant to the terms of, this deed.
Claim	means any claim, demand, legal proceedings or cause of action, including any claim, demand, legal proceedings or cause of action under common law or under statute in any way relating to or in connection with this deed or the Sale, including a claim, demand, legal proceedings or cause of action arising from a breach of Warranty or Buyer Warranty (as applicable) or under an indemnity.
Completion	means completion of the sale and purchase of the Sale Shares under clause 9.
Completion Date	means the date on which Completion occurs.
Completion Payment	means $775 million (seven hundred and seventy five million US dollars).
Completion Steps	means the steps that each party must carry out, which are set out in Schedule 5.
Completion Working Capital	has the meaning given in Schedule 6.
Condition	means the condition set out in the table in Schedule 2.
Confidentiality Agreement	the confidentiality agreement dated 11 December 2019 between the Seller and the Buyer.
Consolidated Group	means a consolidated group or a MEC group as those terms are defined in section 995-1 of the ITAA 1997.
Control

has the meaning given in section 50AA of the Corporations Act except that in addition an entity controls a second entity if:

(a)           the first entity would be taken to control the second entity but for subsection 50AA(4) of the Corporations Act; or

(b)           the first entity has voting power (as defined in section 610 of the Corporations Act) of at least 50% in the second entity.

Co-operation Agreement	means the Restated KCGM Co-operation Agreement dated 25 April 2015 between the Manager, KLV, and SKPL, as amended.
Corporations Act	means the Corporations Act 2001 (Cth).

Crown Leases

means:

(a)           Registered Crown Lease L231920 in respect of Lot 2614 on Deposited Plan 222151, being the land contained in Crown Land Certificate of Title Volume LR 3034 Folio 670;

(b)           Registered Crown Lease L231842 as varied by registered Variation of Lease M065849 in respect of Lot 4579 on Deposited Plan 218444, being the land contained in Crown Land Certificate of Title Volume LR 3098 Folio 941;

(c)           Registered Crown Lease L231950 in respect of Lot 4592 on Deposited Plan 218444, being the land contained in Crown Land Certificate of Title Volume LR 3042 Folio 460;

(d)           Registered Crown Lease N267957 in respect of Lot 2588 on Deposited Plan 222151, being the land contained in Crown Land Certificate of Title Volume LR 3034 Folio 659;

(e)           Registered Crown Lease N279368 in respect of Lot 3017 on Deposited Plan 161589, being the land contained in Crown Land Certificate of Title Volume LR 3034 Folio 725;

(f)            Registered Crown Lease L231933 in respect of Lot 2415 on Deposited Plan 222149, being the land contained in Crown Land Certificate of Title Volume LR 3003 Folio 37;

(g)           Registered Crown Lease L231944 in respect of Lot 4615 on Deposited Plan 191884, being the land contained in Crown Land Certificate of Title Volume LR 3126 Folio 750;

(h)           Registered Crown Lease N568824 in respect of Lot 4583 on Deposited Plan 218444, being the land contained in Crown Land Certificate of Title Volume LR 3098 Folio 942 and Lot 4584 on Deposited Plan 218444, being the land contained in Crown Land Certificate of Title Volume LR 3046 Folio 443; and

(i)            Registered Crown Lease N619395 in respect of Lot 203 on Deposited Plan 188136, being the land contained in Crown Land Certificate of Title Volume LR 3093 Folio 173.

Cut Off Date	means 29 February 2020, or such other date that the Seller and the Buyer may agree in writing.
Data Room Index	the index of documents in the agreed form.
Deed of Assumption	is defined in clause 7(c)(i).
Deed of Cross Security	means the deed of cross security between the KLV, SKPL, and the Manager dated 25 April 2015.

Deed Poll	means the confidentiality deed poll dated 12 December 2019, made by the Buyer in favour of the Seller, the Target Entity, SKPL and the Manager.
Demand	means a written notice of, or demand for, an amount payable.
Designated Area Agreement

means the Agreement Regarding Designated Area dated 1993:

(a)           entered into by Normandy Poseidon Limited (ACN 009 295 765) (now known as Newmont Australia Pty Ltd), Poseidon Gold Limited (ACN 007 511 006) (now deregistered), North Kalgurli Mines Pty Ltd (ACN 008 747 886) (now deregistered), Gold Resources Pty Ltd (ACN 008 976 958) (now deregistered), Norkal Pty Ltd (ACN 008 940 743) (now deregistered), Macapa Pty Ltd (ACN 008 979 986) (now deregistered), KLV, Gold Mines of Kalgoorlie Limited (ACN 143 226 519) (now known as Neometals Investments Pty Ltd), Homestake Gold of Australia Limited (now known as SKPL), Homestake Mining Company and the Manager; and

(b)           now between the Seller, KLV, SKPL, the Manager and others.

Disclosure Letter	means a letter dated the date of this deed together with the attachments to that letter addressed by the Seller to the Buyer disclosing facts, matters and circumstances that are, or may be, inconsistent with the Warranties.
Disclosure Materials

means:

(a)           all documents, and information set out in any document, contained in the electronic data room made available (by a Seller Group Member or a Seller Group Representative or Adviser) to a Buyer Group Member or a Buyer Group Representative or Adviser, as referenced in the Data Room Index as having been included in that electronic data room no later than 11:59pm on Sunday, 15 December 2019;

(b)           the information set out in the Disclosure Letter; and

(c)           all other information or documents provided in writing (or electronically) to a Buyer Group Member by, or on behalf of, the Seller in respect of the Target Entity, and the Gold Operations from the date of the Confidentiality Agreement until 11:59pm on Sunday, 15 December 2019.

Disputed Matters	is defined in Schedule 6.

Disputing Action	means, in respect of a Tax Demand, any action to cause the Tax Demand to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Demand and any judicial or administrative proceedings arising out of that action.
DMIRS	means the Department of Mines, Industry Regulation and Safety (WA).
Duty	means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.
DWER	means the Department of Water and Environmental Regulation (WA).
Employee	means an employee of the Manager, or the Target Entity, as at the date of this deed who remains employed by the relevant entity immediately before Completion, but excluding any personnel of a Seller Group Member seconded to the Manager or the Target Entity.
Encumbrance

means:

(a)           a PPS Security Interest;

(b)           any other mortgage, pledge, lien or charge;

(c)           an easement, restrictive covenant, caveat or similar restriction over property; or

(d)           any other interest or arrangement of any kind that in substance secures the payment of money or the performance of an obligation, or that gives a creditor priority over unsecured creditors in relation to any property.

Environment	has the same meaning as in the Environmental Protection Act 1986 (WA).
Environmental Law	means any statute or common law relating to the Environment.
Excluded Area

means the area of land within the boundaries of any of the following tenements as at the date of this deed:

(a)           prospecting licence P26/4064;

(b)          prospecting licence P26/4065; and

(c)           prospecting licence P26/4156.

Excluded Person

means:

(a)           any Seller Group Member and any Seller Group Representative or Adviser;

(b)           any current or former director, executive, officer or employee of, or contractor to, any Seller Group Member or any Seller Group Representative or Adviser; and

(c)           any current or former director, executive, officer, employee of, or contractor to, the Target Entity,

but not including the Seller solely in its capacity as the Seller.

Excluded Warranty	means Warranty 1 and Warranty 2.
Excluded Warranty Claim	means any Claim arising from a breach of an Excluded Warranty.
Executive Committee	means the committee constituted and operated in accordance with the joint venture documents in relation to the Gold Operations.
Exit Payment	means the payment required to be made pursuant to clause 6.8 in accordance with the Seller's Tax Sharing Agreement and pursuant to section 721-35 of the ITAA 1997.
Expert	is defined in Schedule 6.
Expert’s Report	is defined in Schedule 6.
Finished Product

means:

(a)           any gold and silver poured by the Manager (including dore) in respect of the Gold Operations which (A) is located on the Properties, (B) has been shipped to the Perth Mint or (C) is required to be shipped to the Perth Mint; and

(b)           any dore or unrefined gold or silver in respect of the Gold Operations which is located at the Perth Mint,

but which (in each case) has not been outturned at the Perth Mint, and for greater certainty, includes Shipped Finished Product and Unshipped Finished Product.

Gold Operations	means the KCGM Super Pit and Mt Charlotte underground gold operations located approximately 600km east of Perth, Western Australia, and all other Joint Venture Operations (as that term is defined in the Co-operation Agreement), including, during the term of the KCGM MSA, the Management Services (as that term is defined in the KCGM MSA).
Government Agency	means any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.
Group Liability	has the same meaning as that term is defined in section 721-10(1)(a) of the ITAA 1997.

GST	means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.
GST Act	means A New Tax System (Goods and Services Tax) Act 1999 (Cth).
GST Amount	is defined in clause 18.2(a).
GST Group	has the same meaning given to that term in the GST Act.
GST Law	has the same meaning given to that term in the GST Act.
Head Company	means head company as that term is defined in section 995-1 of the ITAA 1997.
Immediately Available Funds	means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.
Indemnities	means the: (a) Warranty Indemnity; and (b) indemnity in clause 11.5, and each is an Indemnity.
Insolvency Event

means, in respect of a person:

(a)           the person states that it is unable to pays its debts or becomes insolvent within the meaning of section 95A of the Corporations Act or insolvent under administration within the meaning of section 9 of the Corporations Act, or circumstances exist such that the court must presume insolvency under section 459C of the Corporations Act (regardless of whether or not an application has been made as referred to in that section);

(b)           an application being made to a court for an order to appoint, or a step is taken to appoint, a controller, administrator, receiver, provisional liquidator, trustee for creditors in bankruptcy or analogous person to the person or any of the person's property, or such an appointment being made;

(c)           the holder of a Security Interest or any agent on its behalf exercising any rights under the Security Interest or Chapter 4 of the PPSA;

(d)           the person suspends payment of its debts or enters, or takes any step towards entering, a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors; or

(e)           any analogous event to those set out in (a) to (d) under the laws of any applicable jurisdiction,

unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation.

ITAA 1997	means the Income Tax Assessment Act 1997 (Cth).
Joint Venture Accounts	means the management accounts in relation to the Gold Operations.
KCGM Management Agreement	means the KCGM Management Agreement dated 25 April 2015 between the Manager, KLV and SKPL, as amended.
KCGM MSA	means the KCGM Management Services Agreement dated 25 April 2015 between the Manager, KLV, SKPL, and Newmont Services, as amended.
KLV	means Kalgoorlie Lake View Pty Ltd (ACN 004 990 274).
Land Minister	means the Minister responsible for the administration of the Land Administration Act 1997 (WA), being the Minister for Lands as at the date of this deed.
Last Payment Date	is defined in clause 10.3.
LBMA	is the London Bullion Market Association.
Legal Requirements

means any present or future obligations arising under:

(a)            legislation, regulations or by-laws;

(b)            orders or requirements of Authorisations; and

(c)            the terms and conditions of Government Agency approvals,

including any rights reserved or vested in any Government Agency by the terms of any instrument or grant affecting the Tenements.

Life of Mine Plan	means any life of mine plan approved under the Management Agreements.
Loss	means losses, liabilities, damages, costs, charges and expenses (including reasonable legal fees) and includes Taxes, Duties and Tax Costs.
Management Agreements	means (a) the KCGM MSA; (b) the KCGM Management Agreement; and (c) the Co-operation Agreement.
Manager	means Kalgoorlie Consolidated Gold Mines Pty Ltd (ACN 009 377 619), being the manager of the Gold Operations.

Manager Shares	means all of the Class A shares in the Manager, being 50% of the issued share capital in the Manager.
Material Adverse Change

means an event or circumstance that:

(a)            arises from:

(i)          lightning, fire, flood, storm, cyclone or any act of God; or

(ii)         any explosion, seismic activity, rock fall, cave in, landslide, escape of gas or any other substance; and

(b)            has (or is reasonably likely to have) a significant and prolonged material and adverse impact on the conduct or viability of the Business, Gold Operations, or the operations of the Manager, including (to the extent the above conditions are met):

(i)          a pit wall collapse;

(ii)         any fatality or significant injury to any personnel of the Business or personnel involved in the Gold Operations; or

(iii)       the physical destruction of a material portion of the assets of the Target Entity, the Manager and/or the Gold Operations.

Material Adverse Effect	means, when used in a Warranty in relation to the Target Entity, or the Manager, any event or circumstance that (either individually or when aggregated with other relevant events or circumstances) does or is reasonably likely to have a material and adverse effect on the financial condition, assets, liabilities or operations, of the relevant entity (as applicable) when compared to what the financial condition, assets, liabilities or operations, of that entity (as applicable) would be if the Warranty were true.
Material Contract	means the contracts listed in Schedule 11 and the Power Purchase Agreement.
Metals Account	means the gold and silver bullion metals account held in the name of KLV with the Perth Mint in existence as at the date of this deed.
Mines Minister	means the Minister responsible for the administration of the Mining Act, being the Minister for Mines and Petroleum as at the date of this deed.
Mining Act	means the Mining Act 1978 (WA).

Mining Information	has the meaning given to that term in the Co-operation Agreement.
Ministerial Consent	means the written consent necessary to satisfy the Condition in item 1 of Schedule 2.
Native Title Act	means the Native Title Act 1993 (Cth).
Native Title Law	means any law, including the common law, applicable in Western Australia relating to or applying to native title or claimed native title, including the Native Title Act, the Racial Discrimination Act 1975 (Cth) and any determination made (including conditions imposed) by the National Native Title Tribunal or other competent entity under the Native Title Act.
NE Granted Tenements	means each of the tenements specified in Part 1 of Schedule 10.
NE Pending Tenements	means each of the pending tenements as specified in Part 2 of Schedule 10.
NE Tenements	means: (a) the NE Granted Tenements; and (b) the NE Pending Tenements.
Newmont Exploration	means Newmont Goldcorp Exploration Pty Ltd (ACN 006 306 690).
Newmont Power	means Newmont Power Pty Ltd (ACN 065 116 841).
Newmont Services	means Newmont Goldcorp Services Pty Ltd (formerly Newmont Mining Services Pty Ltd) (ACN 008 087 778).
Non-Solicitation Period

means a period starting on the date of this deed and ending on:

(a)           the date which is 12 months after the date of this deed; or, if held by a court of competent jurisdiction to be unenforceable;

(b)           the date which is 9 months after the date of this deed; or, if held by a court of competent jurisdiction to be unenforceable;

(c)           the date which is 6 months after the date of this deed; or, if held by a court of competent jurisdiction to be unenforceable; or

(d)           the date which is 3 months after the date of this deed.

Option Fee	means $25,000,000 (twenty five million US dollars).
Parent Guarantees	means the guarantees, indemnities, charges or other securities (other than the PPA Guarantee) relating to the Gold Operations given by a Seller Group Member to a Third Party to better secure the performance of the Target Entity or the Manager or required for the benefit of the Target Entity or the Manager.

Payer	is defined in clause 18.1(b).
Permitted Dividends

means any dividends of the Target Entity which are:

(a)            paid only in cash and from cash reserves of the Target Entity; and

(b)            declared and are to be paid prior to Completion,

in circumstances where the Target Entity will not incur any indebtedness in connection with the payment of such dividends.

Permitted Encumbrance

means:

(a)            an Encumbrance (if any) created under this deed or the Deed of Cross Security;

(b)            a Permitted PPS Security Interest;

(c)            a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith and appropriately provisioned;

(d)            an Encumbrance:

(i)          existing on the date of this deed that has been approved by the Buyer; or

(ii)         that arises after the date of this deed and that the Buyer approves before it arises,

where the amount secured does not increase, and the time for payment of that amount is not extended beyond the amount and time approved by the Buyer;

(e)            a turnover trust under a subordination arrangement approved by the Buyer;

(f)             any title retention arrangement which is entered into in the ordinary course of day-to-day trading on arm's length and customary terms, as long as the obligation it secures is discharged when due or is being diligently contested in good faith and appropriately provisioned;

(g)            an interest that is an Encumbrance by virtue only of the operation of section 12(3) of the PPSA;

(h)             liens for any Tax or Duty not yet due and payable as at the date of this deed;

(i)              rights arising under zoning laws and ordinances and similar laws;

(j)              rights reserved to, or vested in, any Government Agency to regulate Gold Operations and/or the Properties, Tenements, Material Contracts, and/or Crown Leases;

(k)             in the case of any leased Properties, Tenements, the Material Contracts and Crown Leases, the rights, titles and interests of the lessor, participant, or partner thereof;

(l)              the paramount title of the Commonwealth of Australia, including any state or territory thereof, or any other Government Agency;

(m)            any Encumbrance identified, or fairly disclosed, in the Disclosure Letter and/or the Disclosure Materials affecting the Properties, Tenements, Material Contracts and/or Crown Leases; or

(n)            any defect in title and/or Encumbrance that does not materially affect the value, use, or operation of any Properties, Tenements, Crown Leases and/or Material Contracts.

16

Permitted PPS Security Interests

means the PPS Security Interests registered against the Target Entity which relate to the Gold Operations, being:

(a)            PPS Register Security Interest Registration Number 201510270061597;

(b)            PPS Register Security Interest Registration Number 201411280110435; and

(c)            PPS Register Security Interest Registration Number 201411280110442.

Perth Mint	means the business operated by Western Australia Mint (ABN 44 590 221 751), a body corporate which is preserved and continues to exist under the Gold Corporation Act 1987 (WA) of Perth Mint Buildings, 310 Hay Street, East Perth, Western Australia 6004.
Power Purchase Agreement	means the power purchase agreement between the Manager as agent for KLV and SKPL, and Newmont Power dated 24 November 2015.
PPA Guarantee	means the parent company guarantee dated 24 November 2015 between BGC, Newmont Mining Corporation (now known as Newmont Goldcorp Corporation), Newmont Power and the Manager in relation to the Power Purchase Agreement.
PPSA	means the Personal Property Securities Act 2009 (Cth).
PPS Register	means the register established under the PPSA.
PPS Security Interest	means a security interest that is subject to the PPSA.
Pre Completion Returns	is defined in clause 15.4(a).
Properties	means the property and premises listed in Schedule 9.
Proportionate Share	has the meaning given to that term in the Co-operation Agreement.

17

Purchase Price

means the:

(a)            Completion Payment; plus or minus (as applicable)

(b)            the Working Capital Adjustment Amount (if any); plus

(c)            any adjustment in accordance with clause 10.4; plus or minus (as applicable)

(d)            any other adjustments to the Purchase Price made under this deed.

Related Body Corporate	has the meaning given in section 9 of the Corporations Act.
Relevant Time	means 12:01am on 1 January 2020.
Replacement Guarantee	is defined in clause 7(c)(ii).
Replacement Guarantor	is defined in clause 7(c).
Report	is defined in Schedule 6.
Sale	means the sale and purchase of the Sale Shares in accordance with clause 4.
Sale Shares	means all of the issued share capital in the Target Entity.
Security Interest	means a security interest as defined in the PPSA.
Seller Group	means the Seller and each of its Related Bodies Corporate (other than the Target Entity) and Seller Group Member means any member of the Seller Group.
Seller Group Name	is defined in clause 15.3(a).
Seller Group Representative or Adviser	means any representative or adviser of any Seller Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them).
Seller’s Consolidated Group	means the Consolidated Group of which the Seller and the Target Entity are members.
Seller’s GST Group	means the GST Group which includes the Seller as a member.
Seller’s Head Company	means the Head Company of the Seller’s Consolidated Group.
Seller’s Tax Sharing Agreement	means the Tax Sharing Agreement entered into by the Seller’s Head Company and the Target Entity dated 16 December 2011, as amended.
Shipped Finished Product	is defined in clause 6.7(d)(ii).
SKPL	means Saracen Kalgoorlie Pty Limited (ACN 008 143 137) (formerly Barrick (Australia Pacific) Pty Ltd).

18

SOFR	means the Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York.
Special Purpose Management Accounts	means the unaudited special purpose management accounts consisting of an income statement and balance sheet in relation to the Target Entity’s interest in the Gold Operations as at the Special Purpose Management Accounts Date.
Special Purpose Management Accounts Date	means 30 November 2019.
Specified Executives	means each of the following individuals: (a) Alex Bates; (b) Felicity Hughes; and (c) Andrew Kennedy.
Straddle Returns	is defined in clause 15.4(c).
Subsidiary	has the same meaning as in the Corporations Act.
Supplier	is defined in clause 18.1(a).
Target Entity	means KLV.
Target Working Capital	is defined in Schedule 6.
Tax	means any tax, levy, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.
Tax Act	means the Income Tax Assessment Act 1936 (Cth) and the ITAA 1997 or either of them as the context requires.
Tax Claim	means any Claim in relation to Tax or Duty.
Tax Cost	means all costs, and expenses incurred in: (a) managing an inquiry, investigation or audit in relation to Tax; or (b) conducting any Disputing Action, in relation to a Tax Demand.
Tax Demand

means

(a)            a Demand or assessment from a Government Agency requiring the payment of any Tax or Duty for which the Seller may be liable under this deed;

(b)            any document received from a Government Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty;

(c)            a notice to a contributing member of a Consolidated Group given under section 721-15(5) or (5A) of the ITAA 1997; or

(d)            lodgement of a tax return or a request for an amendment under a law about self-assessment of Tax.

Tax Funding Agreement	means any agreement where the Target Entity may be required to pay an amount to the Seller’s Head Company to pay a Group Liability or to reimburse the Seller’s Head Company after payment of the Group Liability.
Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.
Tax Law	means any law relating to either Tax or Duty as the context requires.
Tax Payor	is defined in clause 13.1(d)(ii).
Tax Sharing Agreement	means an agreement contemplated by section 721-25 of the ITAA 1997.
Tax Warranty	means Warranty 14.
Tenement	the tenements listed in Schedule 8 and the NE Tenements.
Third Party	means any person or entity (including a Government Agency) other than a Seller Group Member, a Buyer Group Member, or the Target Entity.
Third Party Claim	means any Claim or Demand made or brought by a Third Party, other than a Tax Demand.
Transitional Services	is defined in Schedule 13.
Undisputed Amounts	is defined in clause 10.3(b).
Unshipped Finished Product	is defined in clause 6.7(d).
Warranties	means the warranties in Schedule 3.
Warranty Indemnity	means the indemnity in clause 11.4.
Working Capital Adjustment Amount	means, in respect of the Target Entity, the amount (if any) in US dollars by which the Completion Working Capital for the Target Entity differs from the Target Working Capital for the Target Entity, expressed as a positive number.
Working Capital Statement	means a working capital statement in respect of the Target Entity prepared as at the Calculation Date in accordance with Schedule 6 and in the format set out in Schedule 7.

1.2	Interpretation

In this deed:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and the plural includes the singular;

(c)	words of any gender include all genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(e)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)	a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed;

(g)	a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted assignees;

(j)	a reference to a contract other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

(k)	no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision;

(l)	a reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(m)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(n)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(o)	if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(p)	a reference to time is a reference to Australian Western Standard Time, unless indicated otherwise;

(q)	a reference to $ or US dollars is to the currency of the United States of America unless denominated otherwise;

(r)	a reference to A$ or Australian dollars is to the currency of Australia; and

(s)	a document in the ‘agreed form’ means a document in the form approved by the Buyer and the Seller as at the date of this deed and initialled by a representative of each of them for the purposes of identification.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.4	Inclusive expressions

Specifying anything in this deed after the words include or for example or similar expressions does not limit what else is included.

1.5	Deed components

This deed includes any schedule or attachment.

2.	Condition for Completion

2.1	Condition precedent

Clauses 4 and 9 do not become binding on the parties and are of no force or effect unless and until the Condition has been satisfied or waived in accordance with clause 2.4.

2.2	Notice

Each party must promptly notify the others in writing if it becomes aware that the Condition has been satisfied or has become incapable of being satisfied.

2.3	Reasonable endeavours

(a)	The Buyer must use all reasonable endeavours to ensure that the Condition is satisfied as expeditiously as possible and in any event on or before the Cut Off Date. The Buyer’s obligations under this clause include, without limitation, promptly executing such documents, and procuring such credit support, as may be required by the applicable Government Agency in order to satisfy the Condition.

(b)	The Buyer and the Seller must provide all reasonable assistance to the other as is reasonably requested and necessary to satisfy the Condition.

(c)	Without limiting this clause 2.3, the Buyer must:

(i)	promptly apply for the Ministerial Consent including filing all notices and applications required in relation to the Ministerial Consent;

(ii)	consult with the Seller in good faith in relation to the form and content of any notices, applications and other information to be provided to any Government Agency in relation to the Ministerial Consent before lodgement;

(iii)	promptly provide the Seller with a final copy of any notices, applications and other information to be provided to any Government Agency in relation to the Ministerial Consent before lodgement;

(iv)	respond to requests for information from the relevant Government Agencies at the earliest possible time;

(v)	keep the Seller informed of progress in relation to the Ministerial Consent (including in relation to any material matters raised by, or conditions or other arrangements proposed by, or to, any Government Agency in relation to the Ministerial Consent) and provide the Seller with all information reasonably requested in connection with the applications for, or progress of, the Ministerial Consent; and

(vi)	promptly provide the Seller with copies of all material correspondence with the relevant Government Agency.

2.4	Waiver

The Condition cannot be waived other than by written agreement between the Buyer and the Seller.

2.5	Cut Off Date

Either the Buyer or the Seller may, by not less than two Business Days’ notice to the other, terminate this deed at any time before Completion if:

(a)	the Condition is not satisfied or waived in accordance with clause 2.4, by the Cut Off Date; or

(b)	the Condition becomes incapable of satisfaction or the Buyer and the Seller agree that the Condition in Schedule 2 cannot be satisfied,

except where the Condition has become incapable of satisfaction or has not been satisfied, as a direct result of a failure by the party seeking to terminate to comply with its obligations under this deed.

2.6	No binding agreement for transfer

For the avoidance of doubt, nothing in this deed will cause a binding agreement for the transfer of shares or the sale of assets to arise unless and until the Condition in Schedule 2 has been satisfied or waived in accordance with clause 2.4 and no person will obtain rights in relation to shares as a result of this deed unless and until the Condition has been satisfied or waived.

3.	TERMINATION

3.1	Termination by the Buyer

In addition to the circumstances described in clause 2.5 and clause 9.3(b), the Buyer may terminate this deed at any time before Completion by notice in writing to the Seller if:

(a)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Seller or the Target Entity (other than where the order is set aside within 14 days);

(b)	a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Seller or the Target Entity;

(c)	a permanent injunction or other final and non-appealable order issued by any court of competent jurisdiction or Government Agency, or other material permanent legal restraint or prohibition, permanently restraining or enjoining or otherwise prohibiting the Sale is in effect (other than where the injunction, restraint, order or prohibition relates to a failure to satisfy the Condition);

(d)	any Warranty under clauses 13.1 to 13.3 or 13.5 of Schedule 3 is untrue or misleading in any material respect; or

(e)	a Material Adverse Change occurs on or after the date of this deed.

The Seller must immediately notify the Buyer after becoming aware of any of the events contemplated in clauses 3.1(a) to 3.1(e) above.

3.2	Termination by the Seller

In addition to the circumstances described in clause 2.5 and clause 9.3(b), the Seller may terminate this deed at any time before Completion by notice in writing to the Buyer if:

(a)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Buyer (other than where the order is set aside within 14 days);

(b)	a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Buyer;

(c)	a permanent injunction or other final and non-appealable order issued by any court of competent jurisdiction or Government Agency, or other material permanent legal restraint or prohibition, permanently restraining or enjoining or otherwise prohibiting the Sale is in effect; or

(d)	Buyer Warranty 12 ceases to be true and accurate in all respects.

The Buyer must immediately notify the Seller after becoming aware of any event as contemplated in clauses 3.2(a) to 3.2(d) above.

3.3	Effect of termination

If this deed is terminated under clause 2.5, this clause 3 or clause 9.3(b) or by the written agreement of the Buyer and the Seller, then:

(a)	each party is immediately released from its obligations to further perform its obligations under this deed, except those expressed to survive termination;

(b)	each party retains the rights it has against the other in respect of any breach of this deed occurring before termination;

(c)	the Buyer must return or cause to be returned to the Seller all documents and other materials that the Buyer Group obtained from the Seller in accordance with the terms of the Confidentiality Agreement; and

(d)	the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this deed:

(i)	clause 1 (Interpretation);

(ii)	clause 3 (Termination);

(iii)	clause 16 (Confidentiality and announcements);

(iv)	clause 17 (Duties, costs and expenses);

(v)	clause 18 (GST);

(vi)	clause 19 (Notices); and

(vii)	clause 20 (General).

3.4	No other right to terminate or rescind

No party may terminate or rescind this deed (including on the grounds of any breach of Warranty, misrepresentation or covenant that occurs or becomes apparent before Completion) except as permitted under clause 2.5, this clause 3, or clause 9.3(b).

4.	Sale and purchase

4.1	Sale Shares

At the time of Completion determined under clause 9.1, the Seller must sell, and the Buyer must buy, the Sale Shares for the Purchase Price free and clear of all Encumbrances, subject to the terms of this deed.

4.2	Associated rights

The Seller must sell the Sale Shares to the Buyer together with all rights:

(a)	attached to them as at the date of this deed; and

(b)	that accrue between the date of this deed and Completion,

other than the Permitted Dividends.

4.3	Purchase Price

(a)	The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price.

(b)	The Purchase Price will be paid as follows:

(i)	the Completion Payment, payable by the Buyer on Completion in accordance with clause 9;

(ii)	the Working Capital Adjustment Amount, if any, payable following finalisation of the Working Capital Statement in accordance with clauses 10.2 and 10.3;

(iii)	any adjustment in accordance with clause 10.4; and

(iv)	any other adjustments to the Purchase Price payable in accordance with this deed.

4.4	Title and risk

Title to and risk in the Sale Shares passes to the Buyer on Completion.

5.	NE TENEMENTS

5.1	Sale and purchase arrangement in respect of the NE Tenements

Subject to:

(a)	Completion occurring under this deed; and

(b)	any necessary Authorisations being obtained under the Mining Act,

the Seller agrees to procure that Newmont Exploration does all things necessary (including to execute any document) to sell (and transfer) in accordance with this clause 5, to the Buyer (for no additional consideration payable by the Buyer), the entire legal and beneficial interest in each:

(c)	NE Granted Tenement, free from Encumbrances (other than any Permitted Encumbrances); and

(d)	NE Pending Tenement, following its grant,

but in each case, subject to:

(e)	any existing rights or interests in favour of any Third Party in respect of any NE Tenement; and

(f)	Newmont Exploration receiving all relevant consents to such sale (and transfer) and any other requisite waivers of rights of any Third Party in respect of such interest.

5.2	Obligations with respect to the NE Granted Tenements

(a)	From the date of this deed until the NE Granted Tenements are transferred by Newmont Exploration to the Buyer as contemplated by this deed, the Seller agrees that it will (at its reasonable expense) procure that Newmont Exploration:

(i)	keeps each NE Granted Tenement free from any Encumbrance other than Permitted Encumbrances;

(ii)	observe and perform any of the obligations in relation to each of the NE Granted Tenements;

(iii)	comply with any direction validly given by any Government Agency in respect of each NE Granted Tenement; and

(iv)	subject at all times to the exceptions set out in clause 5.1 above (and in particular sub-clauses 5.1(e) and 5.1(f)), do anything (including execute all documents) that may be necessary or desirable (acting reasonably) to:

(A)	give full effect to this deed to the extent it relates to the rights and obligations in respect of any NE Granted Tenement;

(B)	maintain (in full effect) Newmont Exploration's rights to each of the NE Granted Tenements;

(C)	ensure that the Buyer becomes the registered holder and beneficial owner of each of the NE Granted Tenements, free from any Encumbrance (other than Permitted Encumbrances), including making applications (or participating in any applications) which are necessary for renewal or compliance with any other conditions imposed by the Mining Act or under any other applicable law; and

(D)	not dispose of the whole or any part of the NE Granted Tenements, except to the Buyer in accordance with the terms and conditions of this deed.

5.3	Obligations in respect of the NE Pending Tenements

(a)	On and from the date of this deed, the Seller must procure that Newmont Exploration:

(i)	complies with any Government Agency requirement in connection with the applicable application in respect of each NE Pending Tenement;

(ii)	does all things necessary or desirable (acting reasonably) to progress each such application to enable the grant of each NE Pending Tenement, subject to reasonable consultation with the Buyer to determine and agree the appropriate steps in connection with that NE Pending Tenement;

(iii)	subject to the outcome of the consultation referred to in sub-clause (ii) above, to not do anything that:

(A)	prejudices, or may prejudice, the grant of any NE Pending Tenement; or

(B)	encumbers, or permits the existence of, any third party interest in, any NE Pending Tenement, which third party interest has not accrued, given rise to, been perfected, and/or vested in the NE Pending Tenement on or before the date of this deed; and

(iv)	subject to Permitted Encumbrances, including but not limited to any rights or interests of Third Parties, upon the grant of any NE Pending Tenement that is an exploration licence:

(A)	promptly applies to the Mines Minister for consent to transfer the granted NE Pending Tenement to the Buyer pursuant to section 64(1)(b) of the Mining Act; and

(B)	do anything (including execute any document) that is necessary or desirable (acting reasonably), or that the Buyer otherwise reasonably requires, to obtain such consent.

(b)	Upon:

(i)	the grant of any NE Pending Tenement; and

(ii)	if required under clause 5.3(a)(iv), obtaining the Mines Minister's consent in respect of that granted NE Pending Tenement,

and subject at all times to the exceptions set out in clause 5.1 above (and in particular sub-clauses 5.1(e) and 5.1(f)), the Seller must procure that Newmont Exploration promptly delivers to the Buyer an unstamped, undated and registrable transfer of such granted NE Pending Tenement properly completed and executed by Newmont Exploration.

5.4	Consent to lodge caveats

The Seller must:

(a)	as soon as practicable after the date of this deed, procure that Newmont Exploration provides the Buyer with its irrevocable consent (in writing) to enable the Buyer to lodge a caveat under the Mining Act (including pursuant to section 122A(2) of the Mining Act) to protect its interests, as contemplated under this deed, in respect of each NE Granted Tenement; and

(b)	immediately following the grant of each NE Pending Tenement, procure that Newmont Exploration provides the Buyer with its irrevocable consent (in writing) to enable the Buyer to lodge a caveat under the Mining Act (including pursuant to section 122A(2) of the Mining Act) to protect its interests, as contemplated under this deed, in respect of each NE Pending Tenement following its grant.

6.	Period before Completion

6.1	Carrying on of business

(a)	Subject to clause 6.2 and clause 6.4, between the date of this deed and the earlier of Completion and termination of this deed, the Seller must to the extent within its control exercise all of its rights under the Co-operation Agreement, KCGM MSA, or otherwise available to the Seller using reasonable endeavours to ensure that the Manager conducts the Gold Operations in accordance with the Life of Mine Plan.

(b)	Subject to clause 6.2 and clause 6.4, but without limiting clause 6.1(a), the Seller must use reasonable endeavours to ensure that the Target Entity does not:

(i)	distribute or return any capital to its members;

(ii)	buy back any of its shares;

(iii)	pass a resolution for its winding up or dissolution;

(iv)	issue any shares, options or securities that are convertible into shares in the Target Entity;

(v)	declare or pay any dividend other than a Permitted Dividend;

(vi)	alter its constitution;

(vii)	enter into, or approve the entry into or renewal of any service or supply contract which contract has a term or renewed term of more than 12 months under which the expected annual expenditure will be in excess of $1,000,000;

(viii)	approve or effect the amendment, variation, cancellation or termination of any Material Contract, other than in the ordinary course of ordinary business;

(ix)	create or agree to create or permit to exist any Encumbrance (other than Permitted Encumbrances), over any assets of the Target Entity;

(x)	sell, lease, license, transfer or otherwise dispose of, or agree to sell, lease, license, transfer or otherwise dispose of real property outside of the ordinary course of ordinary business;

(xi)	approve or incur any single capital expenditure exceeding $1,000,000 that is not contemplated in the current forecast budget for the Gold Operations made available by the Seller to the Buyer prior to the date of this deed;

(xii)	agree to, or permit any failure to, settle any debt other than:

(A)	in accordance with its terms; and

(B)	in the ordinary course of ordinary business,

and, without limiting the above, the Buyer acknowledges and agrees that the settlement of any debt which is mandatory (and not voluntary) under any terms of debt that are fairly disclosed in the Disclosure Material is in the ordinary course of ordinary business;

(xiii)	consent to any material regulatory condition or obligation attaching to the Tenements (other than the NE Tenements), except where the material regulatory condition or regulation is required by law;

(xiv)	consent to any material regulatory condition or obligation attaching to the Authorisations, except where the material regulatory condition or regulation is required by law; and

(xv)	remove any plant and equipment owned or leased by the Target Entity or the Manager in respect of the Gold Operations, from the Gold Operations other than in the ordinary course of business.

6.2	Permitted acts

Nothing in clause 6.1 restricts the Seller Group or the Target Entity from doing, or requires the Seller or the Target Entity to prevent, any of the following permitted actions:

(a)	any action contemplated in this deed, including the payment of the Permitted Dividends and actions required under this clause 6, clause 7 or clause 9.2 or as fairly disclosed in the Disclosure Materials;

(b)	actions required to reasonably and prudently respond to an emergency or disaster (including the right to take forthwith any action required to ensure the safety and integrity of the Gold Operations and the Employees);

(c)	any action that is necessary for the Seller Group, Target Entity or the Manager to meet its legal or contractual obligations; or

(d)	any action approved by the Buyer in writing, such approval not to be unreasonably withheld, conditioned, or delayed, provided that the Buyer will be deemed to have provided consent in circumstances where the Seller has requested consent and the Buyer has not responded to that request within 3 Business Days, provided that this clause will not prejudice the Buyer's rights under this deed in respect of a Material Adverse Change.

6.3	Access

Subject to clause 6.4, for the purposes of assisting the Buyer to understand the Gold Operations, the Seller must use reasonable endeavours to procure that from the date of this deed until Completion the Buyer is to be given reasonable access during regular business hours on reasonable notice to:

(a)	the Gold Operations and Business Records; and

(b)	officers and senior employees of the Manager employed in the Gold Operations to whom the Buyer reasonably requires access,

provided that:

(c)	the Seller is not obliged to comply with this clause 6.3 to the extent that giving such access may pose a risk to the health and safety of any person, would cause disruption to, or have an adverse effect on, the day to day conduct of the Gold Operations or constitute a breach by a Seller Group Member, or the Target Entity, of any applicable law or of the terms of any agreement to which it is party;

(d)	the Buyer must comply, and procure its personnel to comply, with all reasonable directions, policies and procedures of the Manager or Seller;

(e)	the Seller shall be entitled to have a representative accompany the Buyer who is given access to the Gold Operations or to any officers or senior employees to whom the Buyer is given access in accordance with clause 6.3(b);

(f)	the Buyer must not request access to, and the Seller must use reasonable endeavours to ensure that the Buyer is not given access to, competitively sensitive information unless it is exchanged for the purposes of this clause 6.3 and if such access is required, only in accordance with an appropriately ring-fenced arrangement having regard to the nature of the information to be accessed; and

(g)	the Seller is not obliged to comply with this clause 6.3 to the extent that giving such access may prejudice any legal professional privilege which may exist.

6.4	Acknowledgement

(a)	The Buyer acknowledges that KLV's ability to control the Manager and the Gold Operations (including the Buyer’s access to the Gold Operations) is limited to and by its rights and obligations under the Management Agreements.

(b)	The Buyer agrees that the Seller and KLV's obligations to use reasonable endeavours under clauses 6.1 and 6.3 in respect of a matter the subject of the Management Agreements or which otherwise pertains to the Manager or the Gold Operations will be discharged if KLV exercises its rights and performs it obligations under the Management Agreements in a manner that is consistent with achieving the applicable requirement of clause 6.1 or 6.3.

6.5	Indebtedness

(a)	The Seller must procure that, immediately prior to Completion, all indebtedness owed by any Seller Group Member to the Target Entity, together with all interest accrued in respect of such indebtedness up to Completion, is repaid in full or otherwise discharged and extinguished in full in a way that does not cause the Target Entity or the Buyer to be required to include any amount in its assessable income under the Tax Act.

(b)	The Seller must procure that, immediately prior to Completion, all indebtedness owed by the Target Entity to any Seller Group Member, together with all interest accrued in respect of such indebtedness up to Completion, is repaid in full or otherwise discharged and extinguished in full in a way that does not result in:

(i)	a gross forgiven amount under section 245-75 of the Tax Act arising for the Target Entity or the Buyer; or

(ii)	the share capital account of the Target Entity or the Buyer becoming tainted under Division 197 of the Tax Act.

(c)	Despite any other provision of this deed, the Seller may take, and may procure that the Target Entity takes, such actions, including procuring that the Target Entity executes any relevant agreements, as are necessary or reasonably required (determined by the Seller acting reasonably) to satisfy the Seller’s obligations to eliminate indebtedness under this clause 6.5 (including indebtedness arising pursuant to the actions referred to in clause 6.7), whether by netting off payables and receivables, assignment of receivables, forgiveness of payables, forgiveness of receivables or otherwise.

6.6	Parent Guarantees

(a)	Subject to clause 7, before Completion the Seller and the Buyer must take all reasonable steps to ensure that, effective from Completion, each Seller Group Member is released from any Parent Guarantee (including any actual, contingent or accrued liabilities) given by it. For the purposes of this clause 6.6(a), "reasonable steps" includes the Buyer or (at the request of the relevant Third Party) another Buyer Group Member providing the relevant Third Party with a replacement guarantee or security on terms that are the same or substantially the same as the terms of the existing Parent Guarantee.

(b)	If a Seller Group Member has not been released from a Parent Guarantee in accordance with clause 6.6(a) by Completion, the Buyer must:

(i)	for a period of 24 months from the Completion Date, continue to use all reasonable endeavours to procure the release of that Parent Guarantee; and

(ii)	indemnify and hold the Seller harmless for an amount equal to any Loss that any Seller Group Member pays, suffers, incurs or is liable for under or in relation to that Parent Guarantee after Completion and with any amount to be paid without counterclaim or set-off.

6.7	Finished Product and Metals Account

(a)	The Buyer and the Seller acknowledge and agree that it is their intention that the Buyer is to obtain the economic benefit of KLV's Proportionate Share of any Finished Product that is attributable to gold or silver poured after the Relevant Time.

(b)	Subject to clause 6.4, the Seller shall use commercially reasonable efforts to reduce the amount of all Finished Product to as close as possible to zero prior to the Relevant Time.

(c)	Despite any other provision of this deed (except for clause 6.4, to which this clause remains subject), the Seller must take, and must procure that KLV takes, such actions as are necessary or reasonably required to ensure that, prior to Completion:

(i)	all of KLV's Proportionate Share of any Finished Product that is attributable to any gold or silver poured after the Relevant Time remains securely stored on the Properties at all times prior to Completion; and

(ii)	any credits made to the Metals Account can only be made in respect of KLV's Proportionate Share of any Finished Product that is attributable to gold or silver poured on or before the Relevant Time, and the Seller acknowledges and agrees that it must account to the Buyer for any credits to the Metals Account in respect of any Finished Product that is attributable to any gold or silver poured after the Relevant Time.

(d)	Promptly after the Relevant Time, and no later than Completion, the Seller shall deliver to the Buyer a statement setting forth:

(i)	a description (including the dore bar numbers) of all Finished Product on the Properties as at the Relevant Time (the Unshipped Finished Product); and

(ii)	the shipment numbers for all Finished Product that has been shipped to the Perth Mint but not yet outturned as at the Relevant Time (the Shipped Finished Product).

6.8	Target Entity members of a Consolidated Group

The Seller must:

(a)	procure that until Completion the Target Entity remains a subsidiary member of the Seller’s Consolidated Group;

(b)	not less than two Business Days before Completion (or other agreed date), notify or procure that the Seller’s Head Company notifies the Buyer of any elections or choices made, in forming the Seller’s Consolidated Group, that the Seller reasonably considers will, or might reasonably be expected to, impact on the Tax position of the Target Entity or the Buyer’s Consolidated Group;

(c)	on or before Completion, procure that the Seller’s Head Company provides the Buyer with a copy of the Seller's Tax Sharing Agreements entered into between the Seller’s Head Company and the Target Entity;

(d)	at least two Business Days prior to Completion, provide the Buyer with a draft calculation of the Exit Payment or Exit Payments for the Target Entity, for the Buyer’s review;

(e)	procure that each member of the Seller Consolidated Group gives all other notifications required to be given under the Seller’s Tax Sharing Agreements in connection with the proposed exit of the Target Entity from the Seller Consolidated Group;

(f)	procure that the Target Entity pays the relevant Exit Payments to the Seller’s Head Company at least one Business Day prior to Completion and provide to the Buyer written evidence of that payment having been made; and

(g)	procure that, on Completion, the Seller’s Head Company releases the Target Entity from its obligations under the relevant Seller's Tax Sharing Agreement and Tax Funding Agreement entered into by the Target Entity on the terms set out in the form of release in Schedule 14.

6.9	Permitted Dividends

Between the date of this deed and Completion, the Seller may procure that the Target Entity declares and pays the Permitted Dividends.

6.10	Designated Area Agreement

(a)	The Seller and the Buyer must use reasonable endeavours to execute an Assignment Deed, and to procure the execution by each other party to the Designated Area Agreement of that Assignment Deed, prior to Completion.

(b)	If the Assignment Deed has not been fully executed by Completion in accordance with clause 6.10(a), then during the period between Completion and the date that an Assignment Deed is fully executed in respect of the Designated Area Agreement:

(i)	the Buyer and Seller must each continue to use reasonable endeavours to ensure that an Assignment Deed is fully executed in respect of the Designated Area Agreement as soon as reasonably practicable after Completion;

(ii)	to the extent it lawfully can, the Seller must permit the Buyer to have the benefit of and exercise the Seller's rights under the Designated Area Agreement from Completion;

(iii)	within five Business Days of receipt, the Seller must pay to the Buyer any amount, or account to the Buyer for the value of any other benefit, the Seller receives after Completion in respect of the Designated Area Agreement in either case on a net after tax basis and without any increased amount under clause 18 except to the extent to which the Seller would be entitled to an input tax credit;

(iv)	the Buyer must, to the extent it lawfully can, perform all of the non-personal obligations of the Seller under the Designated Area Agreement from Completion (except to the extent that such obligations relate to all or part of the Excluded Area); and

(v)	if the Buyer cannot lawfully perform an obligation or exercise the right of the Seller under the Designated Area Agreement, the Seller must perform that obligation or exercise that right on, and in accordance with, any reasonable request by the Buyer and at the expense of the Buyer.

(c)	Subject to clause 6.10(d), the obligation in this clause 6.10 to use all reasonable endeavours does not require any party to make any payment to procure the execution of an Assignment Deed in respect of the Designated Area Agreement, other than its out of pocket expenses directly referable to procuring the execution of the Assignment Deed.

(d)	The Buyer will be responsible for the out of pocket expenses of the Seller or its Related Bodies Corporate in relation to the execution of the Assignment Deed.

(e)	If the Seller has not been released from its obligations under the Designated Area Agreement in accordance with this clause 6 by Completion, the Buyer must pay the Seller on demand in Immediately Available Funds without counter-claim or set-off an amount equal to any Loss that Seller or another Seller Group Member pays, suffers, incurs or is liable for under or in relation to the Designated Area Agreement on and from Completion, except where such Loss arises out of or in connection with:

(i)	any voluntary act or omission of the Seller (other than an act or omission by the Seller that was done or made (A) in accordance with the Seller’s obligations under this deed, or (B) with the consent of the Buyer, or (C) at the direction or instruction of the Buyer, or (D) with the actual knowledge of the Buyer and the Buyer did not object to the act or omission); or

(ii)	the Excluded Area.

6.11	Transitional Services

(a)	The Seller must procure that each applicable Seller Group Member provides the Buyer with:

(i)	access to each of the Key Personnel to perform the relevant Transitional Services subject to and in accordance with the provisions set out in Schedule 13; and

(ii)	such other Transitional Services as are reasonably requested by the Buyer from time to time during a term from the date of Completion until 30 June 2020, such services to be provided without charge during this period (other than with respect to any relevant Third Party supplier costs, which will be passed through without mark-up or any overhead charge or fee whatsoever, subject to the provision to the Buyer of a valid Tax Invoice and reasonable supporting documentation in respect of such costs). The Seller is not required to provide any Transitional Services under this deed to the extent that the supply of such services exceeds the level, scope and/or volume of services that were being provided (or procured to be provided) by or on behalf of Newmont Services (including by any other Seller Group Member) in respect of the Gold Operations during the period of six months immediately before the date of this deed.

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(b)	The Buyer acknowledges and agrees that:

(i)	the Seller and each relevant Seller Group Member is not in the business of providing the Transitional Services on a commercial arm’s length basis;

(ii)	the Transitional Services are not bespoke services and the Seller assumes no responsibility to ensure that the Transitional Services meet the specific requirements of the Buyer;

(iii)	the Seller is not obliged to provide, or procure the supply of, Transitional Services to the extent that (A) neither the Seller nor any other Seller Group Member have the assets or rights to enable such Transitional Services to be supplied; or (B) provision of the Transitional Services will or is reasonably likely to result in a breach of any agreement with any Third Party or any law;

(iv)	it shall cooperate reasonably and in good faith with the Seller and provide any assistance reasonably requested by the Seller to the extent reasonably necessary to allow the Seller to supply the Transitional Services and to allow the Seller to discharge its obligations in respect of the Transitional Services under this deed; and

(v)	to the maximum extent permitted by law, all terms (other than as set out in this clause 6.11), conditions and warranties expressed or implied by any regulation, common law, equity, trade, custom or usage in connection with the supply or quality of Transitional Services provided under this deed or otherwise are expressly excluded and the liability of the Seller in respect of the Transitional Services is limited to (at the Seller’s election): (A) supplying or re-supplying the Transitional Services; or (B) payment of the cost of having the Transitional Services supplied by a Third Party on the terms set out in this clause 6.11.

6.12	Financing

Without limiting clause 3.2(d) or Buyer Warranty 12, the Buyer covenants and agrees that it shall take all reasonable steps to and shall ensure that at Completion it will have sufficient funds to pay the Purchase Price and Option Fee in Immediately Available Funds to the Seller in full. In the event that all or a portion of the funds to pay the Purchase Price or Option Fee will be provided by one or more third party financiers or by way of any capital raising, the Buyer further covenants and agrees that it shall take all necessary steps, including complying with all covenants made to such financiers in connection with any such financing or equity underwriting agreement, and shall ensure that the commitments under such arrangements are in place as at the Completion Date and that the Buyer will be able to draw on all such commitments immediately prior to Completion.

6.13	Option arrangements in respect of the Seller's power business

The Seller and the Buyer agree to an option arrangement in respect of the Seller's power business in Western Australia, the terms of which are set out in Schedule 15 to this deed.

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7.	Power CONTRACTS

(a)	The Seller agrees to promptly, and in any event within 5 Business Days of the date of this deed, procure the consent of Newmont Power to the change of control of KLV, as contemplated in this deed, in accordance with clause 24.4 of the Power Purchase Agreement.

(b)	The Buyer and the Seller must take all reasonable steps to obtain the change of control consent referred to in clause 7(a) prior to Completion, and to procure that, effective from Completion, Newmont Goldcorp Corporation is released from its obligations under the PPA Guarantee (including any actual, contingent or accrued liabilities) given by it. For the purposes of this clause 7(b), ‘reasonable steps’ includes the Buyer:

(i)	using all reasonable endeavours to demonstrate that following Completion KLV will continue to be of sufficient financial standing to perform its obligations and liabilities under the Power Purchase Agreement, including by providing all information in relation to KLV and any other relevant Buyer Group Member that may be requested by the Seller or SKPL in that regard; and

(ii)	if applicable, demonstrating that KLV will hold all Authorisations required by law necessary to perform the obligations and liabilities of KLV under the Power Purchase Agreement following Completion.

(c)	Without limiting clause 7(a), the Buyer must take, and must procure that any applicable Buyer Group Member takes, all reasonable steps required for the replacement of the PPA Guarantee in accordance with clause 12 of the PPA Guarantee, including, without limitation, procuring that the Buyer (Replacement Guarantor):

(i)	executes a deed of assumption (in a form reasonably acceptable to the Seller) with Newmont Power and Saracen Mineral Holdings Limited under which the Replacement Guarantor agrees to comply with the obligations of Newmont Goldcorp Corporation under the PPA Guarantee (Deed of Assumption); or

(ii)	enters into a guarantee for the benefit of Newmont Power on the same terms in all material respects as the PPA Guarantee (Replacement Guarantee).

(d)	If Newmont Goldcorp Corporation has not been released from its obligations under the PPA Guarantee in accordance with this clause 7 by Completion, the Buyer must pay the Seller on demand in Immediately Available Funds without counter-claim or set-off an amount equal to any Loss that Newmont Goldcorp Corporation or another Seller Group Member pays, suffers, incurs or is liable for under or in relation to the PPA Guarantee on and from Completion.

(e)	The Seller acknowledges and agrees, and will procure that Newmont Power acknowledges and agrees, that the Buyer is a party of good financial standing that is capable of complying with the applicable obligations under the PPA Guarantee, and the Seller will procure that Newmont Power waives the right to require that the Buyer provide a bank guarantee in accordance with clause 4(a) of the PPA Guarantee.

8.	Employees

8.1	New employees and terminating employees

If, before Completion, the Seller becomes aware that:

(a)	a new employee commences employment with the Manager, or the Target Entity, in connection with the Gold Operations; or

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(b)	the employment of any Employee terminates for any reason,

the Seller must use reasonable endeavours to, as soon as reasonably practicable:

(c)	notify the Buyer of the identity of the relevant employee;

(d)	specify whether the relevant employee is terminating or commencing employment; and

(e)	identify the business area in which they did, or will, work.

8.2	Restrictions on Seller

(a)	Subject to clause 8.2(b) below, the Seller must not, and must procure that the Seller Group Members and the Seller Group Representatives or Advisers do not, directly or indirectly for the Non-Solicitation Period, induce or encourage any Employee to leave the employment of the Manager, or the Target Entity, or to work for or on behalf of any Seller Group Member.

(b)	Clause 8.2(a) above does not prevent any Seller Group Member or any Seller Group Representative or Adviser from:

(i)	advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency, in the ordinary course of business (except where the advertisement or recruitment agency specifically targets employees of the Manager) or interviewing and negotiating with, or employing or engaging, any person responding to those advertisements; or

(ii)	employing any person who seeks employment with any Seller Group Members solely on his or her own initiative.

8.3	Restrictions on Buyer

(a)	Subject to clause 8.3(b) below, the Buyer must not, and must procure that the Buyer Group Members and the Buyer Group Representatives and Advisers do not, directly or indirectly for the Non-Solicitation Period, induce or encourage any employee of a Seller Group Member to leave the employment of any Seller Group Member or to work for or on behalf of any Buyer Group Member or the Target Entity.

(b)	Clause 8.3(a) above does not prevent any Buyer Group Member or any Buyer Group Representative or Adviser from:

(i)	advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the advertisement or recruitment agency targets employees of any Seller Group Member) or interviewing and negotiating with, or employing or engaging, any person responding to that advertisement; or

(ii)	employing any person who seeks employment with any Buyer Group Member solely on his or her own initiative.

9.	Completion

9.1	Time and Place

Subject to clause 3, Completion must take place at the office of Ashurst at Level 10, 123 St Georges Terrace, Perth, at the later of:

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(a)	12:00pm (Perth time) on the day that is three Business Days after satisfaction or waiver of the Condition; and

(b)	12:00pm (Perth time) on 2 January 2020,

or such other place, time and date as the Seller and Buyer agree.

9.2	Completion

(a)	On or before Completion, the Buyer and Seller must carry out the Completion Steps referable to it in accordance with clause 1 of Schedule 5 of this deed.

(b)	Completion is taken to have occurred when each party has performed all its obligations under:

(i)	this clause 9; and

(ii)	clause 2 of Schedule 5 of this deed.

9.3	Notice to complete

(a)	If the Buyer or the Seller (Defaulting Party) fails to satisfy its obligations under clause 9.2 and clause 2 of Schedule 5 on the day and at the place and time for Completion determined under clause 9.1, then the other party (Notifying Party) may, within 5 Business Days after such day, give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 10 Business Days from the date of the notice and declaring time to be of the essence (but, to avoid doubt, Completion will not occur in any event earlier than 2 Business Days from the date of that notice).

(b)	If the Defaulting Party fails to satisfy those obligations within those 10 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this deed by giving written notice to the Defaulting Party.

9.4	Completion simultaneous

(a)	Subject to clause 9.4(b), the actions to take place as contemplated by this clause 9 and clause 2 of Schedule 5 are interdependent and must take place, as nearly as possible, simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(i)	there is no obligation on any party to undertake or perform any of the other actions;

(ii)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(iii)	the Seller and the Buyer must each return to the other all documents delivered to it under clause 9.2(a) and Schedule 5 and must each repay to the other all payments received by it under clause 9.2(a) and Schedule 5, without prejudice to any other rights any party may have in respect of that failure.

(b)	The Buyer may, in its sole discretion, waive any or all of the actions that the Seller is required to perform under clause 2.1 of Schedule 5 and the Seller may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 2.2 of Schedule 5. Any waiver must be given in accordance with clause 19.

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10.	Working Capital Statement, CAsh call statement and Payment of Adjustments

10.1	Preparation of Working Capital Statement

Following Completion, the Seller and the Buyer must procure that a Working Capital Statement for the Target Entity is prepared and finalised in accordance with Schedule 6.

10.2	Purchase Price adjustments following Working Capital Statement

If Completion Working Capital for the Target Entity:

(a)	is less than the Target Working Capital for the Target Entity by an amount of $2,000,000 (two million US dollars) or more, the Seller must pay the Working Capital Adjustment Amount in respect of the Target Entity to the Buyer, as an adjustment to the Purchase Price;

(b)	exceeds the Target Working Capital for the Target Entity by an amount of $2,000,000 (two million US dollars) or more, the Buyer must pay the Working Capital Adjustment Amount in respect of the Target Entity to the Seller, as an adjustment to the Purchase Price; or

(c)	either:

(d)	equals the Target Working Capital for the Target Entity;

(i)	is less than the Target Working Capital for the Target Entity by an amount of less than $2,000,000 (two million US dollars); or

(ii)	exceeds the Target Working Capital for the Target Entity by an amount of less than $2,000,000 (two million US dollars),

no adjustment to the Purchase Price will be made under this clause 10.2.

10.3	Payment of adjustments

(a)	Subject to clause 10.3(b), a party required to make a payment to another party under clause 6.7 or clause 10.2 must make the payment in Immediately Available Funds without counter-claim or set-off within 5 Business Days after the finalisation of the Working Capital Statement or Expert’s Report as applicable.

(b)	If a Report has been provided in accordance with clause 3.2 of Schedule 6 and certain amounts in the draft Working Capital Statement are not disputed in the Report (the Undisputed Amounts), the parties acknowledge and agree that the quantum of the Undisputed Amounts must be paid to the relevant party as an adjustment to the Purchase Price in Immediately Available Funds without counter-claim or set-off within five Business Days after receipt of the Report by the applicable party. For the avoidance of doubt, once resolved, all other amounts other than the Undisputed Amounts are to be paid in accordance with clause 10.3(a).

(c)	All amounts payable by a party under clauses 6.7 and 10.2 will accrue interest on a daily basis at SOFR plus 2% per annum from and including the Completion Date to and including the earlier of the date of payment or five Business Days after the finalisation of the Working Capital Statement or the Expert’s Report, as applicable (Last Payment Date). If any amount (including any accrued interest) remains unpaid on or after the Last Payment Date, interest under clause 20.8 will apply from and including the Last Payment Date until the date of payment with respect to that amount.

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10.4	Purchase Price adjustments following Pre-Completion Cash Call Statement

(a)	No later than 5 Business Days after the Completion Date, the Seller must prepare and deliver to the Buyer a statement setting out:

(i)	the aggregate amounts of any Cash Call (which may, for the avoidance of doubt, be zero); and

(ii)	the relevant notice and documentation evidencing any Called Sums under each Cash Call,

(Pre-Completion Cash Call Statement).

If the aggregate amounts of all Cash Calls are zero, the Seller must give the Buyer a notice to that effect.

(b)	No later than 5 Business Days after the Seller gives the Pre-Completion Cash Call Statement to the Buyer (Pre-Completion Cash Call Statement Payment Date), the Buyer must pay, as an adjustment to the Purchase Price, without counter-claim or set-off in Immediately Available Funds to the Seller the aggregate amounts of all Cash Calls set out in the Pre-Completion Cash Call Statement.

(c)	All amounts payable by the Buyer under this clause accrue interest on a daily basis at SOFR plus 2% per annum from and including the date of payment of the relevant Cash Call by KLV until the Pre-Completion Cash Call Statement Payment Date. If any amount (including any accrued interest) remains unpaid on or after the Pre-Completion Cash Call Statement Payment Date, interest under clause 20.8 will apply from and including the Pre-Completion Cash Call Statement Payment Date until the date of payment by the Buyer with respect to that amount.

11.	Seller Warranties and indemnities

11.1	Warranties by the Seller

Subject to the qualifications and limitations in clause 12, the Seller gives the Warranties in favour of the Buyer:

(a)	in respect of each Warranty that is expressed to be given on a particular date, on that date;

(b)	in respect of Warranty 13, on the date of this deed and on each following day up to and including the Completion Date; and

(c)	in respect of each other Warranty, on the date of this deed and immediately before Completion.

11.2	Independent Warranties

Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

11.3	Reliance

Subject to clause 3.4 and 12.3, the Seller acknowledges that the Buyer has entered into this deed and will complete this deed in reliance on the Warranties.

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11.4	Warranty Indemnity

Subject to the qualifications and limitations in clause 12, the Seller indemnifies the Buyer against, and must pay the Buyer the amount of, any Loss suffered or incurred by the Buyer as a result of a breach of a Warranty, and except as otherwise provided under clause 3.1, this will be the sole remedy of the Buyer in respect of any such breach.

11.5	Tax indemnity

Subject to the qualifications and limitations in clause 12, the Seller indemnifies the Buyer against, and must pay the Buyer the amount of:

(a)	any Tax or Duty payable by the Target Entity or 50% of any Tax or Duty payable by the Manager, in each case to the extent that Tax or Duty relates to any period, or part period, up to and including Completion;

(b)	any amount which becomes payable by any Target Entity to the Seller Group as a result of the operation of clause 5.5 of the Newmont Australia Holdings Pty Ltd Tax Sharing Agreement dated 16 December 2011;

(c)	Tax Costs reasonably incurred by or on behalf of the Target Entity or 50% of any Tax Costs reasonably incurred by or on behalf of the Manager, in each case to the extent those Tax Costs arise from or relate to any of the matters for which the Seller may be liable under clause 11.5(a); and

(d)	and this will be the sole remedy of the Buyer and the Target Entity or the Manager in respect of any such Tax or Duty.

11.6	Not Used

11.7	Foreign resident capital gains withholding – clearance certificate

Pursuant to section 14-210(2) and 14-220(1) of Schedule 1 to the Taxation Administration Act 1953 (Cth), the Seller provides at Schedule 12 of this deed the clearance certificate provided by the Commissioner of Taxation on 12 December 2019 for a period that covers the date of the transaction.

12.	Qualifications and limitations on Claims

12.1	Disclosure

(a)	The Buyer acknowledges and agrees that the Seller has disclosed or is deemed to have disclosed against the Warranties and Warranty Indemnity, and the Buyer is aware of, and will be treated as having actual knowledge of, all facts, matters and circumstances that:

(i)	are provided for or described in this deed or any Working Capital Statement;

(ii)	are fairly disclosed in the Disclosure Materials;

(iii)	would have been disclosed to the Buyer if it had conducted searches three Business Days before execution of this deed of records available for public inspection maintained by ASIC, the PPS Register, registers maintained by any of the Trade Marks Office, IP Australia, the High Court of Australia, any Registry of the Federal Court, the Supreme Court (throughout Australia), the WA State Administrative Tribunal, DMIRS via the Mineral Titles Online system, mining proposals and annual environmental reports maintained by the DMIRS, the contaminated sites database, the licences and works approvals and the Clearing Permit System maintained by the DWER, the State Heritage Register maintained by the Heritage Council of Western Australia, the PlanWA system maintained by the WA Department of Planning, the Aboriginal Heritage Inquiry System (AHIS) maintained by the Department of Aboriginal Affairs, the statutory registries maintained by the National Native Title Tribunal and the register of land ownership and survey information maintained by the Western Australian Land Information Authority;

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(iv)	are within the actual knowledge of a Buyer Group Member or its advisers in relation to the Sale as at the date of this deed; or

(v)	were something that the Buyer could reasonably be expected to know prior to the date of this deed having regard to: (A) their actual knowledge (and the knowledge of their advisers) of the gold mining industry generally; and (B) their previous dealings in connection with the Gold Operations specifically.

(b)	The Warranties and Warranty Indemnity are given subject to the disclosures or deemed disclosures described in clause 12.1(a). A Warranty will not be regarded as being untrue by reason of facts, matters or circumstances that have been disclosed or are deemed to have been disclosed under clause 12.1(a) and the Seller will have no liability under the Warranties or Warranty Indemnity to the extent that disclosure is made or is deemed to have been made against the Warranties or Warranty Indemnity under this clause 12.1.

(c)	The Buyer must not make a Claim, and the Seller will not be in breach of a Warranty or Warranty Indemnity, if the facts, matters or circumstances giving rise to such Claim are disclosed or are deemed to have been disclosed under clause 12.1(a).

12.2	Awareness

Where a Warranty is given "to the best of the Seller’s knowledge", or "so far as the Seller is aware" or with a similar qualification as to the Seller’s awareness or knowledge, the Seller’s awareness is limited to and deemed only to include those facts, matters or circumstances of which a Specified Executive is actually aware as at the date of this deed.

12.3	No reliance

(a)	The Buyer represents and warrants to each Seller Group Member, that:

(i)	at no time has:

(A)	any Seller Group Member or any person on its behalf, made or given; or

(B)	any Buyer Group Member relied on,

any representation, warranty, promise or undertaking (including in respect of the future financial performance or prospects of the Gold Operations, the Target Entity or otherwise) except the Warranties; and

(ii)	it has not relied on anything other than the Warranties in agreeing to buy the Sale Shares and, in particular, no representations, warranties, promises, undertakings, statements or conduct have:

(A)	induced or influenced the Buyer to enter into, or agree to any terms or conditions of, this deed;

(B)	been relied on in any way as being accurate by a Buyer Group Member;

(C)	been warranted to a Buyer Group Member as being true; or

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(D)	been taken into account by the Buyer as being important to its decision to enter into, or agree to any or all of the terms of, this deed,

except the Warranties.

(b)	The Buyer acknowledges that the Seller has agreed to sell the Sale Shares and enters into this deed relying on the representations and Warranties in this clause 12.3 and would not be prepared to sell the Sale Shares on any other basis.

(c)	The parties agree that the Warranties are:

(i)	contractual warranties only, which form part of, and are given subject to, the terms and conditions of this deed (including being subject to disclosure pursuant to clause 12.1 and being subject to the other qualifications, limitations and conditions set out in the balance of this clause 12 and in clauses 11 and 13); and

(ii)	provided only as contractual promises as part of this deed and are not (and are not evidence of) separate representations or conduct otherwise actionable at common law or under statute.

12.4	Opinions, estimates and forecasts

The parties acknowledge that no Seller Group Member is under any obligation to provide any Buyer Group Member or its advisers with any information on the future financial performance or prospects of the Gold Operations, or the Target Entity. If a Buyer Group Member has received opinions, estimates, projections, business plans or budget information in respect of those matters, the Buyer acknowledges and agrees that:

(a)	there are uncertainties inherent in attempting to make these estimates, projections, business plans and budgets and the Buyer is familiar with these uncertainties;

(b)	the Buyer is taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, business plans and budgets furnished to it;

(c)	the Buyer has had the benefit of independent legal, tax and accounting advice relating to the proposed purchase of the Sale Shares and the terms of this deed;

(d)	no Seller Group Member nor any Seller Group Representative or Adviser are under any obligation to provide any Buyer Group Member or its representatives or advisers with any information on the future financial performance or prospects of the Target Entity;

(e)	the Seller has not made any warranty (including in the Warranties) in respect of any forecast, model, budget or other estimate, projection, business plan, statement of opinion or statement of intention (Forward-looking Information), whether being as to the accuracy of, or the reasonableness of any assumptions underlying such Forward-looking Information, provided to the Buyer or its representatives or advisers before the date of this deed;

(f)	the Buyer is not entering into this deed in reliance on, and they may not rely on:

(i)	any Forward-looking Information; or

(ii)	any warranty, representation or other statement made or purporting to be made by or on behalf of the Seller, other than as expressly set out in this deed; and

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(g)	the Seller is not liable under any Claim to the extent it arises out of or relates to any Forward-looking Information or other opinions, estimates, projections, business plans and budgets in respect of the Target Entity.

Nothing in this clause 12.4 limits or derogates from the Buyer’s representations and warranties in clause 12.3 or the Seller’s reliance on those representations and warranties.

12.5	Maximum and minimum amounts

(a)	The Seller is not liable under a Claim unless the amount finally agreed or adjudicated to be payable in respect of that Claim:

(i)	exceeds $2,000,000 (two million US dollars); and

(ii)	either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Claims that satisfy clause 12.5(a)(i) exceeds $10,000,000 (ten million US dollars) (Deductible), in which event, subject to clauses 12.5(b) and 12.5(c), the Seller is liable for amounts in excess of 50% of the Deductible.

(b)	The maximum aggregate amount that the Seller is required to pay in respect of:

(i)	all Tax Claims, Excluded Warranty Claims together with all Claims under clause 11.5 is limited to an amount equivalent to 100% of the Completion Payment; and

(ii)	all other Claims whenever made is limited to an amount equivalent to 30% of the Completion Payment,

provided that the maximum aggregate liability of the Seller for all Claims cannot exceed an amount equivalent to 100% of the Completion Payment.

(c)	For the purposes of clause 12.5(a)(i) and clause 12.5(a)(ii):

(i)	Claims arising out of separate sets of facts, matters or circumstances will not be treated as one Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty; and

(ii)	Claims of the same or similar nature arising out of the same or similar facts, matters and circumstances will be treated as one Claim.

12.6	Time limits

The Seller may only be liable under a Claim if:

(a)	the Buyer notifies the Seller of the Claim in accordance with, and otherwise complies with, clause 13.1 and within:

(i)	five years after the Completion Date in the case of a Tax Claim;

(ii)	12 months after Completion in all other cases; and

(b)	within six months of the date the Buyer is required to notify the Seller of the Claim under clause 13:

(i)	the Claim has been agreed, compromised or settled; or

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(ii)	the Buyer has issued and served legal proceedings against the Seller in respect of the Claim.

12.7	Recovery under other rights and reimbursement

(a)	The Seller is not liable under a Claim for any Loss that a Buyer Group Member, the Target Entity, or the Manager is, or would be but for this clause 12.7, entitled to recover, or be compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Government Agency), with the Buyer to promptly notify the Seller of such right or entitlement, where a Buyer Group Member has failed to take all reasonable steps to seek recovery or, where such recovery or compensation has been impaired by an act or omission by a Buyer Group Member. In this clause 12.7 reference to entitlement to recover under a policy of insurance includes an entitlement that would have existed but for any change in the terms of insurance since Completion.

(b)	If, after the Seller has made a payment in respect of a Claim, a Buyer Group Member recovers or is compensated for by any other means, any Loss that gave rise to the Claim, the Buyer must immediately, and in any event within 10 Business Days, pay to the Seller as an increase in the Purchase Price, the lesser of:

(i)	the amount of the Loss that was recovered or compensated for, less any Tax payable by the Buyer Group Member in relation to that recovery or compensation; and

(ii)	the amount paid by the Seller in respect of the Claim.

12.8	Mitigation of loss

(a)	The Buyer must:

(i)	take, and procure that each other Buyer Group Member takes, all reasonable actions to mitigate any Loss that may give rise to a Claim; and

(ii)	not omit, and procure that no other Buyer Group Member omits, to take any reasonable action that would mitigate any Loss that may give rise to a Claim.

(b)	If the Buyer does not comply with clause 12.8(a) and compliance with clause 12.8(a) would have mitigated the Loss, the Seller is not liable for the amount by which the Loss would have been reduced.

12.9	Current ore stocks, supply inventory and Recoverable Gold in Circuit

The Buyer acknowledges and agrees that:

(a)	it has conducted its own due diligence and relying on its own investigations hereby confirms that the amounts recorded for current ore stocks, supplies inventory and value of recoverable gold in circuit set out in the Special Purpose Management Accounts are accurate;

(b)	in respect of the amount of current ore stocks, supplies inventory and value of recoverable gold in circuit, the Seller makes no representations, warranties or covenants of any kind whatsoever, statutory or otherwise, express or implied; and

(c)	it shall not make any Claim and the Seller shall not be liable under a Claim in respect of the foregoing.

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12.10	Exclusions

(a)	The Buyer acknowledges and agrees that:

(i)	subject to any law to the contrary, all terms, conditions, statements, representations and warranties (except the Warranties) whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and, to the maximum extent permitted by law, the Seller disclaims all liability in relation to them; and

(ii)	to the maximum extent permitted by law, the Buyer agrees not to make and waive any right they may have to make any Claim against the Seller or any Excluded Person under any section of the Corporations Act (including section 1041H of the Corporations Act), the Competition and Consumer Act 2010 (Cth) (including sections 18, 20, 21, 22 and 29 of Schedule 2 (Australian Consumer Law) of that Act), the Australian Securities and Investments Commission Act 2001 (Cth) or any similar provisions in the legislation of any State or Territory or the Commonwealth of Australia or in any other applicable law, for any act or omission in connection with the Target Entity, the Business or the Sale or for any statement or representation about any of those things, whether or not expressly contained in this deed.

(b)	To the maximum extent permitted by law, each of the parties undertake to each other party and to any person who was at the date of this deed an Excluded Person that neither it nor any of its Affiliates will at any time make any Claim or Demand against any Excluded Person in respect of any matter arising in connection with this deed or any transaction contemplated by this deed, including in respect of any breach of Warranty or any Claim under an Indemnity.

12.11	General limitations

The Seller is not liable under a Claim for any Loss or amount that:

(a)	(provision): has been included as a provision, allowance, reserve or accrual in the Special Purpose Management Accounts, the Joint Venture Accounts or any Working Capital Statement;

(b)	(contingent losses): is a contingent Loss, unless and until the Loss becomes an actual Loss and is due and payable;

(c)	(breach) arises from a Buyer Group Member’s breach of this deed, negligence, bad faith or wilful misconduct;

(d)	(pre Completion actions): arises from an act or omission by or on behalf of a Seller Group Member, the Target Entity, or the Manager before Completion that was done or made on or after the date of this deed:

(i)	with the knowledge of a Buyer Group Member and the Buyer did not object to the act or omission;

(ii)	with the consent of a Buyer Group Member; or

(iii)	at the direction or instruction of a Buyer Group Member;

(e)	(post Completion conduct): arises from any thing done or not done after Completion by or on behalf of a Buyer Group Member (unless the action or omission to act was required by a law in force as at Completion, or required to be done by a Buyer Group Member by a provision of this deed);

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(f)	(ceasing Control): arises after the Buyer has ceased, after Completion, to Control the Target Entity, provided that this clause 12.11(f) does not apply in respect of any Tax Claim or any Claim under clause 11.5;

(g)	(promoted claims): arises from a Third Party Claim that is attributable to anything done or not done after Completion by or on behalf of a Buyer Group Member that was calculated or intended to cause the Third Party Claim to be made;

(h)	(change of law or interpretation): arises from:

(i)	the enactment or amendment of any legislation or regulations;

(ii)	a change in the judicial or administrative interpretation of the law; or

(iii)	a change in the practice or policy of any Government Agency,

after the date of this deed, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;

(i)	(change in Gold Operations): would not have arisen but for a restructure or alteration of the Gold Operations, on or after Completion;

(j)	(change in accounting policy): would not have arisen but for a change after Completion in any accounting policy or practice of a Buyer Group Member, the Target Entity, or the Manager that applied before Completion;

(k)	(consequential loss): is special loss or damage, indirect loss or damage, consequential loss or damage (including loss of profits, loss of business, loss of expected savings, loss of opportunity, damage to goodwill or business reputation, loss arising from business interruption, loss or corruption of data, or diminution of credit rating), or punitive loss or damage; or

(l)	(remediable loss): is remediable, provided it is remedied to the satisfaction of the Buyer, acting reasonably, within 30 Business Days after the Seller receives written notice of the Claim under clause 13.1(a).

The parties acknowledge and agree that clause 12.11(k) does not operate to exclude or otherwise limit the Seller's liability in respect of any Loss incurred by the Buyer with respect to any:

(m)	diminution in value of the Sale Shares; or

(n)	diminution in value of the assets of the Target Entity; or

(o)	Third Party Claim arising from or in connection with any Indemnity to the extent that the Buyer’s Loss arising from the Third Party Claim is not Loss of the kind described in clause 12.11(k). For the purposes of this clause, and without limiting clause 16.2(b), the Buyer further acknowledges and agrees that any Loss arising from a Third Party Claim in connection with debt or equity financing arrangements entered into by the Buyer in connection with the Sale (including a Third Party Claim by an underwriter, debt financier or shareholder of the Buyer) shall be deemed to be a Loss described in clause 12.11(k).

12.12	Buyer benefits

In assessing any Loss recoverable by the Buyer as a result of any Claim, there must be taken into account any benefit accruing to the Buyer Group (including any amount of any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law obtained or obtainable by the Buyer Group in the income year in which the Claim arises or is settled and any amount by which any Tax for which the Buyer Group is or may be liable to be assessed or accountable is reduced or extinguished in the income year in which the Claim arises or is settled), arising directly from the matter that gives rise to that Claim.

12.13	Sole remedy

(a)	It is the intention of the parties that the Buyer’s and Buyer Group’s sole remedies in connection with:

(i)	any breach of Warranty, will be only as set out in clause 11.4; and

(ii)	any other breach of this deed, or matter in connection with the Sale, will be only as set out in, and subject to the terms (including clause 12) of, this deed.

(b)	No Seller Group Member has any liability to a Buyer Group Member or the Target Entity:

(i)	in connection with the Sale or the matters the subject of this deed or the Disclosure Materials; or

(ii)	resulting from or implied by conduct made in the course of communications or negotiations in respect of the Sale or the matters the subject of this deed or the Disclosure Materials,

under a Claim unless the Claim may be made under the terms of this deed or arises out of a statutory right or other claim that cannot be excluded by contract.

(c)	The Buyer must not, and must procure that the Target Entity and the other Buyer Group Members do not, make a Claim:

(i)	that the Buyer would not be entitled to make under this deed or that is otherwise inconsistent with the Buyer’s entitlement to make a Claim under this deed;

(ii)	against any current or former director, officer or employee of any Seller Group Member; or

(iii)	against a Seller Group Member that is not a party to this deed,

and the Buyer acknowledges that to do so would be to seek to circumvent the parties’ intention expressed in clause 12.13(a).

12.14	Payments affecting the Purchase Price

(a)	Any payment made by a Seller Group Member to a Buyer Group Member in respect of any Claim under the terms of this deed will reduce the Purchase Price.

(b)	Any payment (including a reimbursement) made by a Buyer Group Member to a Seller Group Member in respect of any Claim under the terms of this deed will increase the Purchase Price.

12.15	Tax effect of Claims

If a party (payor) is liable to pay an amount to another party (recipient) in respect of a Claim and that payment is treated as income under the Tax Law such that the payment increases the income tax payable by the recipient, or the Head Company of any Consolidated Group of which the recipient is a member, (collectively the recipient Group) under the Tax Law, then the payment must be grossed-up by such amount as is necessary to ensure that the net amount retained by the recipient Group after deduction of Tax or payment of the increased income tax equals the amount the recipient Group would have retained had the Tax or increased income tax not been payable, after taking into account any benefits or relief relating to Tax of the kind referred to in clause 12.12 obtained or to be obtained by the Buyer Group in relation to such Claim or payment.

12.16	Independent limitations

Each qualification and limitation in this clause 12 is to be construed independently of the others and is not limited by any other qualification or limitation.

13.	Procedures for dealing with Claims

13.1	Notice of Claims

(a)	(Actual Claims): The Buyer must promptly notify the Seller, and in any event within 10 Business Days, if:

(i)	it decides to make a Claim against the Seller that either alone or together with other Claims exceeds any applicable thresholds set out in clause 12.5(a); or

(ii)	a Third Party Claim or Tax Demand is made that may give rise to a Claim against the Seller.

(b)	(Potential Claims) Without limiting clause 13.1(a), the Buyer must also promptly notify the Seller, and in any event within 10 Business Days, if:

(i)	the Buyer believes that it would be entitled to make a Claim against the Seller (whether or not such Claim would exceed the thresholds set out in clause 12.5(a)); or

(ii)	the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim or Tax Demand) that may give rise to a Claim against the Seller, whether alone or with any other Claim or circumstances or with the passage of time.

(c)	(Details required): The Buyer must include in each notice given under clauses 13.1(a) or 13.1(b) all relevant details (including the amount) then actually known to a Buyer Group Member, or the Target Entity, of:

(i)	the Claim and if applicable, any other Claims that together with the Claim give rise to any applicable thresholds in clause 12.5(a) being exceeded;

(ii)	if applicable, the Third Party Claim or Tax Demand; and

(iii)	the events, matters or circumstances giving rise to the Claim.

(d)	(Extracts): The Buyer must also include in each notice given under clauses 13.1(a) or 13.1(b) an extract of:

(i)	any part of a Demand (including a Tax Demand) that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(ii)	if available to the Buyer, or the Target Entity, and relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Government Agency to the Buyer or the entity that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

(e)	(Demands): The Buyer must provide a copy of any document referred to in clause 13.1(d) to the Seller as soon as practicable and in any event within 5 days of receipt of that document by a Buyer Group Member or the entity.

(f)	(Developments): The Buyer must also, on an on-going basis, keep the Seller informed of all developments in relation to the Claim notified under clause 13.1(a) or 13.1(b).

(g)	(Access): The Buyer must provide, and must procure that each Buyer Group Member and Target Entity provides, the Seller with all reasonable assistance requested by it in relation to a Third Party Claim or Tax Demand (including any potential Third Party Claim or Tax Demand contemplated by clause 13.1(b)(ii)) including providing, at the Seller’s cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members and the relevant entity.

(h)	(Compliance): Without limiting any other provision of this deed or other right or remedy of the Seller, if the Buyer does not fully comply with this clause 13 in respect of a Claim, the Seller shall continue to be liable under the Claim except to the extent that the defence of such Claim is prejudiced by or Loss arises directly from the failure of the Buyer to fully comply with this clause.

13.2	Third Party Claims

The following additional obligations apply in respect of the Third Party Claims.

(a)	(No admission): The Buyer must not, and must ensure that the Target Entity and Buyer Group Members do not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

(iii)	make any admission or take any action in relation to,

a Third Party Claim that may lead to liability on the part of the Seller under a Claim without the Seller’s prior written approval (the consideration of which must not be unreasonably delayed).

(b)	(Defence of claim): Following receipt of a notice under clause 13.1(a) or 13.1(b) in respect of a Claim that arises from or involves or could potentially involve a Third Party Claim, the Seller may, by giving written notice to the Buyer within 20 Business Days from the date of the notice, assume the conduct of the defence of the Third Party Claim.

(c)	(Seller assumes conduct): If the Seller advises the Buyer that it wishes to assume the conduct of the defence of the Third Party Claim under clause 13.2(b):

(i)	(indemnity and actions by the Buyer) provided that the Seller provides the Buyer with an indemnity against all Loss that may result from such action, the Buyer must promptly take, and must procure that each Buyer Group Member, and Target Entity promptly takes, all reasonable action requested by the Seller to avoid, contest, compromise or defend the Third Party Claim, including using professional advisers nominated by the Seller and approved by the Seller for this purpose;

(ii)	(access) the Buyer must provide, and must procure that each Buyer Group Member, and Target Entity provides, the Seller with all reasonable assistance requested by it in relation to the Third Party Claim, including providing access to witnesses and documentary or other evidence relevant to the Third Party Claim, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members, and the Target Entity; and

(iii)	(actions by the Seller) subject to clause 13.2(d), the Seller may take such actions as the Seller may decide about the Third Party Claim, including to negotiate, defend and/or settle the Third Party Claim and to instigate, conduct and/or settle a related counterclaim against that Third Party (and the term Third Party Claim as used in the balance of this clause includes that related counterclaim) and to recover costs incurred as a consequence of the Third Party Claim from any person.

(d)	(Conduct of claim by Seller): If the Seller assumes the conduct of the defence of a Third Party Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Seller must:

(i)	act in good faith;

(ii)	liaise with the Buyer in relation to the defence of the Third Party Claim; and

(iii)	provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

(e)	(Buyer assumes conduct): If the Seller advises the Buyer that it does not wish to assume the conduct of the defence of the Third Party Claim or fails to provide written notice of its intention to assume the conduct of the Third Party Claim in accordance with 13.2(b), then the Buyer must procure that any Buyer Group Member, or Target Entity that is conducting any proceedings or actions in respect of that Third Party Claim:

(i)	acts in good faith;

(ii)	liaises with the Seller in relation to the defence of the Third Party Claim;

(iii)	provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim; and

(iv)	act reasonably in all the circumstances including having reasonable regard to (among other things) the likelihood of success and the effect of the proceedings or actions on the reputation of the Seller.

13.3	Tax Demands

The following additional obligations apply in respect of Claims arising from or involving a Tax Demand.

(a)	(No admission): The Buyer must not, and must ensure that the Target Entity, and Buyer Group Members do not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

(iii)	make any admission or take any action in relation to,

a Tax Demand that may lead to liability on the part of the Seller under a Claim without the prior written approval of the Seller (which must not be unreasonably withheld or delayed). However, the Buyer, or the Target Entity may pay any Tax or Duty to a Government Agency by the due date for payment without affecting any of its rights under this deed.

(b)	(Payment if not contesting a Tax Demand): If the Seller does not advise the Buyer that it wishes to contest the Tax Demand or fails to provide written notice of its intention to contest the Tax Demand in accordance with clause 13.3(c), then the Seller must pay in Immediately Available Funds and as a reduction in the Purchase Price the amount notified by the Buyer (as evidenced with appropriate supporting documentation) within 1 Business Day after the later of the dates given by clause 13.3(c)(i) and 13.3(c)(ii).

(c)	(Contesting a Tax Demand): Following receipt of a notice under clause 13.1 in respect of a Claim that arises from or involves a Tax Demand, the Seller may, by written notice to the Buyer by no later than the date that is the later of:

(i)	five Business Days before the due date for payment to the Government Agency; or

(ii)	15 Business Days after receipt of the notice given by the Buyer under clause 13.1,

advise the Buyer that it wishes to contest the Tax Demand.

(d)	(Procedure for contesting a Tax Demand): If the Seller advises the Buyer that it wishes to contest the Tax or Duty the subject of the Tax Demand under clause 13.3(c) then:

(i)	(Payment of Tax) the Seller must pay the Buyer, in Immediately Available Funds and as a reduction in the Purchase Price, so much of the Tax or Duty as is required by the relevant Government Agency to be paid while any action is being taken under this clause 13.3 by the date that is the later of 5 Business Days before the due date for payment to the Government Agency and 15 Business Days after receipt of the notice given by the Buyer under clause 13.1. However, in the event that the Tax or Duty paid by the Seller under this clause 13.3(d)(i) is refunded by a Government Agency following the resolution of a Disputing Action, the Buyer must pay that refunded amount to the Seller, and any such amount refunded by the Buyer to the Seller will be an adjustment to the Purchase Price; and

(ii)	(Objection to Tax Demand or Disputing Action) at the Seller’s written request, the Buyer must take, or procure that the person required to pay the Tax or Duty (Tax Payor) takes such Disputing Action in a timely manner in relation to the Tax Demand as the Seller may reasonably require.

(e)	(Conduct of proceedings by the Seller): If the Seller contests the Tax or Duty the subject of a Tax Demand then the Buyer must follow, and must procure that each Buyer Group Member, and the Target Entity follows, all reasonable directions of the Seller relating to the conduct of any Disputing Action contemplated by this clause 13.3(e), including using professional advisers nominated by the Seller. In making any such directions, the Seller must:

(i)	act in good faith;

(ii)	liaise with the Buyer in relation to conduct of Disputing Action contemplated by this clause 13.3(e); and

(iii)	provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to that Disputing Action.

14.	Buyer Warranties

14.1	Buyer Warranties

The Buyer gives the Buyer Warranties in favour of the Seller on the date of this deed and the Buyer Warranties will be deemed to be repeated immediately before Completion.

14.2	Independent Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

14.3	Reliance

The Buyer acknowledges that the Seller has entered into this deed and will complete this deed in reliance on the Buyer Warranties.

14.4	No liability for consequential loss

The Buyer is not liable under a Claim for any Loss or amount that is special loss or damage, indirect loss or damage, consequential loss or damage (including loss of profits, loss of business, loss of expected savings, loss of opportunity, damage to goodwill or business reputation, loss arising from business interruption, loss or corruption of data, or diminution of credit rating), or punitive loss or damage.

14.5	Indemnity

The Buyer indemnifies the Seller against, and must pay to the Seller on demand the amount of, any Loss suffered or incurred by the Seller arising out of or in connection with a breach of a Buyer Warranty, and except as otherwise provided under clause 3.2, this will be the sole remedy of the Seller in respect of any breach of a Buyer Warranty.

14.6	Mitigation

The Seller must:

(a)	take, and procure that each other Seller Group Member takes, all reasonable actions to mitigate any Loss that may give rise to a Claim; and

(b)	not omit, and procure that no other Seller Group Member omits, to take any reasonable action that would mitigate any Loss that may give rise to a Claim.

If the Seller does not comply with this clause 14.6 and compliance with this clause 14.6 would have mitigated the Loss, the Buyer is not liable for the amount by which the Loss would have been reduced.

15.	Period after Completion

15.1	Appointment of proxy

(a)	From Completion until the Sale Shares are registered in the name of the Buyer, the Seller must:

(i)	appoint the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings and exercise the votes attaching to the Sale Shares;

(ii)	not attend and vote at any shareholders’ meetings; and

(iii)	take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs.

(b)	The Buyer indemnifies the Seller against all Loss suffered or incurred by it arising out of the implementation of any action taken in accordance with the proxy referred to in clause 15.1(a).

15.2	Access to records by Seller

(a)	The Buyer must procure that all Business Records are preserved in respect of the period ending on the Completion Date until the later of:

(i)	seven years from the Completion Date; and

(ii)	any date required by an applicable law.

(b)	After Completion the Buyer must, on reasonable notice from the Seller:

(i)	provide the Seller and its advisers with reasonable access to the Business Records and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and

(ii)	provide the Seller and its advisers with reasonable access to the personnel and premises of the Buyer Group Members and the Target Entity, and (subject to any necessary consents from the Manager and the Buyer must use all reasonable endeavours to procure such consents) of the Gold Operations, for the purpose of assisting the Seller Group Members to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax, Duty or other Legal Requirements or to conduct legal or arbitration proceedings.

(c)	The Seller must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 15.2.

(d)	The Buyer is not obliged to waive legal professional privilege. The Seller must comply with any reasonable steps requested by the Buyer to preserve confidentiality.

(e)	The Buyer agrees that the Seller may retain copies of any Business Records that it may require to enable it to comply with any applicable law after the Completion Date.

15.3	Branding and phase out

(a)	Subject to clause 15.3(b), on and from Completion, the Buyer must not, and must ensure that each Buyer Group Member, and the Target Entity does not, use any trade mark, logo (either on its own or in combination with other material) get up or business, domain or company name containing any of:

(i)	the word “Newmont”; or

(ii)	any word, expression, letter, name, logo or mark that is similar to or likely to be confused with “Newmont”,

including in any form that the Target Entity has used before Completion (together, the Seller Group Name).

(b)	Subject to clauses 15.3(c) and 15.3(d), the Seller agrees that it will not take any action against the Target Entity in respect of any breach of clause 15.3(a) in respect of the Seller Group Name during the period of up to 20 days after the Completion Date, provided that the Buyer has used all reasonable endeavours to avoid, or minimise the extent of, the breach and does not use the Seller Group Name in a manner that is inconsistent with its use before Completion. This clause 15.3(b) does not permit the Target Entity to continue to use any Seller Group Names in its registered company name, registered business name or domain name, which must be changed by Completion in accordance with Schedule 5.

(c)	The Buyer must immediately discontinue, and procure that the Target Entity discontinues, any use of a Seller Group Name if such use would breach any law or if the breach gives rise to an offence under any law.

(d)	The Seller may by not less than 5 Business Days’ notice to the Buyer withdraw its agreement in clause 15.3(b) if in its reasonable opinion any use referred to in clause 15.3(b) may adversely affect the Seller’s, or Seller Group Member’s reputation, or capacity to effectively protect the Seller Group Name.

15.4	Tax returns

(a)	The Seller or the Seller's Head Company will, at its own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements of, or relating to, the Target Entity, to the extent they relate to any periods ending on or before the Completion Date (Pre Completion Return).

(b)	The Buyer must provide to the Seller at its own cost all information and assistance reasonably required by the Seller (including reasonable access to Target Entity employees and Business Records) in connection with the preparation of the Pre Completion Returns.

(c)	The Seller and Buyer will jointly have the conduct and control of the preparation and filing of all Tax returns, forms or statements of, or relating to, the Target Entity, for any period that includes, but does not end on or before the Completion Date, unless the Seller's Head Company has the responsibility under the Tax Law to prepare and file such Tax returns, forms or statements, in which case the Seller's Head Company will have the sole conduct and control of the preparation and filing of such Tax returns, forms or statements (Straddle Return).

(d)	The Buyer must procure that each Straddle Return for which it has joint control for preparing and filing:

(i)	is prepared in a manner consistent with the requirements of any Tax Law and must deliver each Straddle Return to the Seller as soon as it is available but no later than 15 Business Days before it is due to be filed for the Seller’s review and comment; and

(ii)	is filed by the due date for filing.

(e)	The Seller must provide to the Buyer at the Buyer’s cost all information and assistance reasonably required by the Buyer (including reasonable access to Seller Group employees and relevant Seller Group business records) in connection with the preparation of a Straddle Return for which the Buyer has joint control for preparing and filing.

(f)	The Buyer must provide to the Seller or the Seller's Head Company at the Seller's own cost all information and assistance reasonably required by the Seller or the Seller's Head Company (including reasonable access to Target Entity employees and Business Records) in connection with the preparation of a Straddle Return for which the Seller's Head Company has sole control for preparing and filing.

(g)	If the Buyer provides a notice under clause 13.1 in respect of a Claim that arises from or involves a Tax Demand, then at all times from the date of receipt of that notice the provisions of clause 13.3 will apply to that Tax Demand or the Tax or pre Completion Tax event the subject of that Tax Demand and not this clause 15.4.

(h)	Clauses 15.1(a) to 15.4(f) do not apply to the extent that clause 18.5 applies.

15.5	Insurance

(a)	The Buyer acknowledges and agrees that from Completion the Buyer will be responsible for arranging any and all insurance that is necessary or desirable in relation to the Target Entity.

(b)	The Buyer consents to the Target Entity arranging and effecting, at the Seller’s sole cost and expense, on or before Completion, directors’ and officers’ liability run-off insurance effective from Completion in respect of the directors and officers of the Target Entity immediately before Completion (including with respect to the transactions contemplated by this deed) (D&O Run-Off Policy). From Completion, the Buyer agrees to provide, and to procure that the Target Entity provides, all information required to give effect to the D&O Run-Off Policy contemplated in this clause 15.5(b), including the provision of reasonable assistance and information in order to make a claim under the D&O Run-Off Policy. Without limiting this clause 15.5(b), the Seller must ensure that, on or prior to Completion, all insurance premiums (and any excess) in respect of the full term of any such D&O Run-Off Policy are paid for in full (or, if valid invoices have not been provided by each relevant insurer by Completion, such amounts are paid for in full promptly following receipt of such invoices).

(c)	The Buyer must not, and from Completion must procure that the Target Entity must not, amend, modify or cancel the D&O Run-Off Policy or at any time after Completion do anything or fail to do anything that would entitle the insurer(s) of the D&O Run-Off Policy to cancel, qualify or avoid cover or to deny or reduce their liability in whole or in part for any claim.

(d)	From Completion, the Buyer must not, and must procure that the Target Entity does not, terminate, amend or modify:

(i)	the terms of any indemnities, rights of advancement of expenses, rights to insurance and/or rights of access to documents or information, under deeds of indemnity, insurance and access (or other agreements) entered into by them with or in favour of any present or former director, officer or employee of the Target Entity; or

(ii)	any terms of a constitution, trust deed or other organisational documents containing an indemnity, right of advancement of expenses, rights to insurance or rights of access to documents in favour of any present or former director, officer or employee of the Target Entity, in any manner which is less favourable to those persons than their terms as at the date of this deed.

16.	Confidentiality and announcements

16.1	Confidentiality Agreement

(a)	Subject to clauses 16.1(c) and 16.1(d), the parties acknowledge and agree that they continue to be bound by the Confidentiality Agreement and Deed Poll after the date of this deed.

(b)	Notwithstanding anything to the contrary in the Confidentiality Agreement, the parties agree that the Confidentiality Agreement shall continue to apply in accordance with its terms (as amended by this clause 16.1(b)):

(i)	until Completion, in respect of all Confidential Information (as defined in the Confidentiality Agreement); and

(ii)	until the date which is 2 years from the date of the Confidentiality Agreement, in respect of any Confidential Information other than Confidential Information (as defined in the Confidentiality Agreement) in respect of the Target Entity and the Business.

(c)	The Buyer and Seller may, or a Seller Group Member and Buyer Group Member may, make the Agreed Announcements.

(d)	The Buyer and the Seller agree that clauses 16.1(b) and 16.2 of this deed override the Confidentiality Agreement and Deed Poll to the extent of any inconsistency.

16.2	Confidentiality

(a)	Each party may divulge or disclose any information relating to another party, this deed or the terms of the Sale to the extent that:

(i)	the disclosure is necessary to seek satisfaction of the Condition or is required for a party to exercise its rights and perform its obligations under this deed, provided that the relevant person is made aware of the confidential nature of the information and is instructed to keep the information secret and confidential and agrees not to divulge or disclose the information to any other person;

(ii)	the disclosure is required for use in legal proceedings regarding this deed or the Sale;

(iii)	subject to clause 16.2(b), the disclosure is made to the extent reasonably needed to comply with:

(A)	any applicable law; or

(B)	the listing rules applicable to the party (or a Related Body Corporate of the party),

provided that the disclosing party must promptly give notice of the intended disclosure to, and consult with, the other party to the extent practicable, and use its reasonable endeavours to minimise any such disclosure and to ensure that the information so disclosed will be treated confidentially; or

(iv)	the other party has consented in writing before the disclosure.

(b)	Prior to Completion, other than any Agreed Announcement, the Buyer agrees that it must not make any disclosures concerning the Gold Operations other than to the extent prior written approval has been obtained from the Seller. Buyer acknowledges and agrees that it will prepare, and be solely responsible for, any Agreed Announcements made by the Buyer about the Sale or the equity raising to be launched by the Buyer in connection with the Sale, any notice under section 708A of the Corporations Act issued by the Buyer in connection with the equity raising, or the conduct and results of such equity raising, and neither the Seller nor any Seller Group Member nor any of their directors and officers assumes any responsibility for or accepts any involvement in respect of the accuracy or completeness of such Agreed Announcements.

(c)	Despite clause 16.2(a), the Seller or its Related Bodies Corporate may, prior to Completion, provide periodic market updates in relation to the Sale and the Gold Operations as it deems necessary.

(d)	From Completion, the Buyer may disclose confidential information relating to the Target Entity, and the Gold Operations except to the extent that such information relates to a Seller Group Member or its business.

(e)	Nothing in this deed is to be construed as constituting the consent of a party, with respect to a Security Interest created by this deed, to the disclosure of the terms of this deed for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this deed will, after the date of this deed, consent to the disclosure of the terms of this deed to an interested person for the purpose of section 275 of the PPSA.

(f)	To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this deed waives its right to receive any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

17.	Duties, costs and expenses

17.1	Duties

The Buyer must pay all Duty in respect of the execution, delivery and performance of this deed and each transaction effected or contemplated by or made under this deed, including, for the avoidance of doubt, in relation to the Sale, and any agreement or document entered into or signed under this deed.

17.2	Costs and expenses

(a)	Unless otherwise provided for in this deed, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this deed and any other agreement or document entered into or signed under this deed.

(b)	Any action to be taken by the Buyer or the Seller in performing its obligations under this deed must be taken at its own cost and expense unless otherwise provided in this deed.

18.	GST

18.1	Definitions and interpretation

(a)	Words used in this clause 18 that have a defined meaning in the GST Law have the same meaning as in the GST Law except that Supplier means (when used in this clause 18 and elsewhere in this deed) a party who makes a supply whether on behalf of another entity or otherwise.

(b)	Payer means a party who provides or is liable to provide consideration under this deed for a supply.

(c)	Unless otherwise expressly stated, all consideration to be provided under any other provision of this deed is exclusive of GST. Any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause 18.

(d)	A reference to supply is to a supply made under or in connection with this deed.

(e)	A reference to GST payable by the Supplier includes any GST payable by the representative member of any GST group of which the Supplier (or the entity on whose behalf the Supplier is acting) is a member.

(f)	A reference to input tax credits to which an entity is entitled includes any input tax credits to which the representative member of any GST group to which that entity may belong is entitled.

18.2	GST

(a)	If the Supplier is or becomes liable to pay GST in respect of any supply, the Payer must pay an additional amount to the Supplier equal to the amount of that GST (GST Amount). The Payer must pay the GST Amount at the same time as the first part of any consideration is provided for that supply.

(b)	If the GST Amount recovered by the Supplier from the Payer under clause 18.2(a) for a supply differs for any reason from the amount of GST paid or payable by the Supplier on that supply, then the Payer must pay to the Supplier on demand (or the Supplier must refund to or credit the Payer with) the amount of that difference. If any adjustment event occurs in relation to a supply, the Supplier must give the Payer an Adjustment Note within seven days after the date of the adjustment event and the Supplier must refund to the Payer the amount by which the amount already recovered exceeds the amount of GST on the supply.

18.3	Tax invoices

The Supplier must issue a Tax Invoice to the Payer of a supply to which clause 18.2 applies no later than seven days following payment of the GST inclusive consideration for that supply under that clause.

18.4	Reimbursement

If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment will be limited to the total amount paid or payable less any input tax credit to which an entity is entitled for an acquisition to which the amount relates.

18.5	Information, returns and accounting to end GST Group

After Completion:

(a)	the Buyer must ensure that the Target Entity gives the representative member of the Seller’s GST Group on a timely basis, all information that the Target Entity holds that is needed to lodge any GST return; and

(b)	the Seller and the Buyer must ensure that the Commissioner of Taxation is notified:

(i)	to revoke the approval of the Target Entity as a member of the Seller’s GST Group from the Completion Date; and

(ii)	the Seller must ensure that the representative member of the Seller's GST Group lodges the GST return for the final tax period in which the Target Entity was a member of the Seller’s GST Group and remits all amounts in respect of GST to the Commissioner of Taxation as and when required by the GST Law.

18.6	Supplies between former members of the GST Group

If:

(a)	before Completion the Target Entity is a member of the Seller’s GST Group;

(b)	the Target Entity has made a supply to, or has been the recipient of a supply made by, another member of the Seller’s GST Group;

(c)	due to Completion, the Target Entity ceases to be eligible to be a member of the Seller’s GST Group;

(d)	because the supply would have been made to another member of the Seller’s GST Group, the supply would not have been treated as a taxable supply if it had been made while the Target Entity was a member of the Seller’s GST Group;

(e)	the supply is pursuant to an agreement made before Completion;

(f)	that agreement does not contain a provision requiring the recipient to pay to the supplier any amount in respect of GST in addition to the consideration otherwise payable for the supply; and

(g)	the consideration negotiated by the parties for the supply was not calculated to include GST, then after Completion, the Seller (if the recipient of a taxable supply is not the Target Entity) or the Buyer (if the recipient of a taxable supply is the Target Entity) must ensure that the recipient of a taxable supply indemnifies the supplier of a taxable supply contemplated in this clause 18.6 for any GST payable in respect of that supply and pays the amount of that GST in addition to the consideration for that supply.

19.	NOTICES

19.1	How to give a notice

A notice, consent or other communication under this deed is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	sent by pre-paid mail (by airmail, if the addressee is overseas) or delivered to that person's address;

(ii)	sent by fax to that person's fax number and the machine from which it is sent produces a report that states that it was sent in full without error; or

(iii)	sent in electronic form (such as email).

19.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	if it is sent by fax or delivered, if received:

(i)	by 5.00 pm (local time in the place of receipt) on a Business Day – on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day – on the next Business Day;

(b)	if it is sent by mail:

(i)	within Australia - three Business Days after posting; or

(ii)	to or from a place outside Australia - seven Business Days after posting; and

(c)	if it is sent in electronic form – when the sender receives confirmation on its server that the message has been transmitted.

19.3	Address for notices

A person's mail and email address and fax number are those set out in Schedule 1, or as the person notifies the sender.

20.	GENERAL

20.1	Governing law

(a)	This deed and any dispute arising out of or in connection with the subject matter of this deed is governed by the laws of the State of Western Australia.

(b)	Each party submits to the non-exclusive jurisdiction of the courts of that State, and courts of appeal from them, in respect of any proceedings arising out of or in connection with the subject matter of this deed. Each party irrevocably waives any right it has to object to any legal process being brought in those courts including any claim that the process has been brought in an inconvenient forum or that those courts do not have jurisdiction.

20.2	Giving effect to this deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this deed.

20.3	Variation of rights

The exercise of a right partially or on one occasion does not prevent any further exercise of that right in accordance with the terms of this deed. Neither a forbearance to exercise a right nor a delay in the exercise of a right operates as an election between rights or a variation of the terms of this document.

20.4	Operation of this deed

(a)	Subject to paragraph (b), this deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this deed and has no further effect.

(b)	Any right that a person may have under this deed is in addition to, and does not replace or limit, any other right that the person may have.

(c)	Any provision of this deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this deed enforceable, unless this would materially change the intended effect of this document.

20.5	Consents

Where this deed contemplates that a party may agree or consent to something (however it is described), the party may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this deed expressly contemplates otherwise.

20.6	Amendment

This deed can only be amended or replaced by another document executed by the parties.

20.7	Assignment

(a)	Subject to clause 20.7(b), party may only assign, encumber, declare a trust over or otherwise deal with its rights under this deed with the prior written consent of each other party.

(b)	Each party consents to the Buyer granting an Encumbrance over the Buyer's right, title and interest in and under this deed (Buyer’s Right) in favour of the Buyer's financiers (or any security trustee or agent on their behalf) as security for the indebtedness of any Buyer Group Member. However, the Buyer must procure that the Buyer’s Right may not be further encumbered or assigned to any third party except to any receiver or other person appointed to enforce the security granted by the Buyer to its financiers (or any security trustee or agent on their behalf), in connection with such enforcement.

20.8	Default Interest

(a)	If a party fails to pay any amount payable under this deed on the due date for payment, that party must in addition to a continuing liability to pay the amount unpaid pay interest on the amount unpaid at the higher of SOFR plus 5% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)	The interest payable under clause 20.8(a):

(i)	accrues from day to day from the day after the due date for payment up to and including the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(ii)	may be capitalised by the person to whom it is payable at monthly intervals on the basis of a 360 day year.

(c)	The right to require payment of interest under this clause 20.8 is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

(d)	A failure to pay any amount under this deed is not remedied until both the amount unpaid and any interest payable under this clause 20.8 have been paid in full.

20.9	Deductions and withholdings

If at any time an applicable law obliges a party to make a deduction or withholding in respect of Taxes from a payment to another party under this deed, the party:

(a)	must notify the other party of the obligation promptly after the party becomes aware of it;

(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by law;

(c)	must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to the party a copy of any receipt, certificate or other proof of payment; and

(d)	must indemnify the other party against the deduction or withholding by paying to the other party, at the time that the payment to the other party is due, an additional amount that ensures that, after the deduction or withholding is made, the other party receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.

20.10	No merger

Clauses 11, 12, 13, and 14 of this deed do not merge on Completion.

20.11	Inconsistency with other documents

If this deed is inconsistent with any other document or agreement between the parties, this deed prevails to the extent of the inconsistency.

20.12	Counterparts

This deed may be executed in counterparts.

Schedule 1

Notice Details

1.	Seller

Address:	Level 2, 388 Hay Street
Subiaco WA 6008

Attention:	Company Secretary

Email:	AUS_Notices@newmont.com

Phone:	(08) 9423 6100

Copy to:	Scott Langford (scott.langford@au.kwm.com) and Will Heath (will.heath@au.kwm.com)

2.	Buyer

Address:	Level 1, 288 Hay Street Subiaco WA 6000

Attention:	Company Secretary

Email:	compliance@nsrltd.com

Schedule 2

Conditions

No	Condition	Right to waive
1.	The Buyer has received the written consent of the Land Minister to the Sale under each of the Crown Leases either unconditionally or on terms acceptable to the Seller and the Buyer, acting reasonably.	Not applicable – cannot be waived

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Schedule 3

Warranties

1.	OWNERSHIP AND STRUCTURE

1.1	Interests

Apart from the Manager Shares, KLV is not the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated).

1.2	Ownership

(a)	As at the date of this deed, the Seller is, and immediately prior to Completion will be, the legal and beneficial owner of the Sale Shares.

(b)	At Completion:

(i)	the Buyer will acquire all of the issued share capital in the Target Entity; and

(ii)	the Buyer will acquire the full legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances, subject to registration of the Buyer in the register of shareholders.

1.3	No Encumbrances or other arrangements

For the Target Entity:

(a)	its shares can be sold and transferred free of any competing rights, including pre-emptive rights or rights of first refusal;

(b)	its shares are fully paid and no money is owing in respect of them;

(c)	it is not under an obligation to issue, and no person has the right to call for the issue or transfer of, any shares or other securities in it at any time; and

(d)	it has not issued securities with conversion rights to shares or securities in it and there are no agreements or arrangements under which options or convertible notes have been issued by it.

1.4	Manager Shares

KLV is the legal and beneficial owner of the Manager Shares.

2.	POWER AND AUTHORITY

2.1	No legal impediment

The execution, delivery and performance by the Seller of this deed:

(a)	complies with its constitution; and

(b)	does not constitute a breach of any law, or cause or result in a default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this deed.

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2.2	Corporate authorisations

All necessary authorisations for the execution, delivery and performance by the Seller of this deed in accordance with its terms have been obtained or will be obtained before Completion, other than the Condition required under clause 2.1 of this deed.

2.3	Power and capacity

The Seller has full power and capacity to enter into and perform its obligations under this deed.

2.4	Incorporation

The Seller is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

2.5	Target Entity

Each of the Target Entity and the Manager:

(a)	is duly incorporated under the laws of the place of its incorporation; and

(b)	is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary.

3.	SPECIAL PURPOSE MANAGEMENT ACCOUNTS AND JOINT VENTURE ACCOUNTS

3.1	Accounts

(a)	So far as the Seller is aware, the Joint Venture Accounts have been prepared such that the Joint Venture Accounts are not incomplete or inaccurate in any material respect.

(b)	The Special Purpose Management Accounts:

(i)	have been prepared from the Joint Venture Accounts and the books of account and ledgers of the Target Entity;

(ii)	except to the extent detailed in the Special Purpose Management Accounts, have been prepared on a basis which is consistent with accounting policies, procedures and practices previously applied by the Target Entity; and

(iii)	so far as the Seller is aware, have been prepared such that the Special Purpose Management Accounts are not incomplete or inaccurate in any material respect.

3.2	Accounting assumptions

The Seller has disclosed all material accounting assumptions to the Buyer that are used in preparing the Special Purpose Management Accounts.

3.3	Position since Special Purpose Management Accounts Date

So far as the Seller is aware, since the Special Purpose Management Accounts Date the Gold Operations have been conducted in all material respects in the ordinary and usual course of business other than as set out in the Disclosure Materials or as contemplated by this deed including, for the avoidance of doubt, the actions required in clause 6 of this deed.

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4.	CONTRACTS

4.1	Default by Target Entity

So far as the Seller is aware, the Target Entity is not in default and would not be in default but for the requirements of notice or lapse of time, under any Material Contract to which it is a party.

4.2	Default by Manager

So far as the Seller is aware, the Manager is not in default and would not be in default but for the requirements of notice or lapse of time, under any Material Contract to which it is a party.

4.3	Default by Third Party

So far as the Seller is aware, no party to a Material Contract other than the Manager, the Target Entity is in default, or would be in default but for the requirements of notice or lapse of time, under that Material Contract.

4.4	Changes to Material Contracts

(a)	In respect of each of the documents set out in "Part 1 – Joint Venture Related Agreements" of Schedule 11, there has been no amendment or other variation (regardless of form) to any of those documents except as otherwise fairly disclosed in the Disclosure Materials.

(b)	In respect of each of the documents set out in "Part 2 – Material Supply Agreement" of Schedule 11 and the Power Purchase Agreement, so far as the Seller is aware, there has been no amendment or other variation (regardless of form) to any of those documents except as otherwise fairly disclosed in the Disclosure Materials.

5.	TENEMENTS

(a)	So far as the Seller is aware, and subject to Permitted Encumbrances, the Tenements are in good standing, except in relation to:

(i)	any effect the existence of any Aboriginal Site may have on the exercise of rights under the Tenements;

(ii)	compliance with any Native Title Laws;

(iii)	compliance with required expenditure for the current year of expenditure and the prior year of expenditure for any Tenement; and

(iv)	compliance with required expenditure for any Tenement for any year in relation to which the Target Entity or Newmont Exploration (as applicable) has made an application for exemption from the expenditure requirements, but such exemption has not been granted.

(b)	So far as the Seller is aware, in respect of all Tenements which are due to be renewed before the Completion Date, as at the Completion Date KLV or Newmont Exploration (as applicable) will have applied for the same to be renewed and the Seller has no reasonable basis for believing that any applications for renewal for any Tenement will not be granted.

(c)	So far as the Seller is aware, the Tenements (other than the NE Tenements) constitute all of the material tenements and licences that are held for the purpose of Gold Operations.

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6.	ASSETS, ENCUMBRANCES AND THE BUSINESS

6.1	Assets

(a)	So far as the Seller is aware, all the material tangible assets used in the Gold Operations are:

(i)	fully paid for;

(ii)	either the absolute property of SKPL and KLV (each in their Proportionate Shares as tenants in common) or the Manager free and clear of all Encumbrances (other than Permitted Encumbrances) or used by the Manager under a contract under which it is entitled to use the assets on the terms and conditions of such contract; or

(iii)	not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business,

except as provided for or taken into account in the preparation of the Special Purpose Management Accounts or any Working Capital Statement.

6.2	Encumbrances

No Encumbrances exist over any assets of the Target Entity other than Permitted Encumbrances.

6.3	Business

The business conducted by the Target Entity as at the date of this deed and at Completion, comprises solely of the activities in respect of the Gold Operations.

7.	PROPERTIES

7.1	Interests in land

(a)	At Completion, the Target Entity does not have any interest in land except for their interest in the Properties set out in Part 2 and Part 3 of Schedule 9.

(b)	So far as the Seller is aware, the Manager does not have any freehold interest in land except for its interest in the Properties set out in Part 1 of Schedule 9.

7.2	All land owned or occupied

So far as the Seller is aware, the Properties comprise all of the land and premises owned, used or occupied by the Target Entity, and all of the freehold land owned, used or occupied by the Manager.

8.	ENVIRONMENTAL

As at the date of this deed, in respect of the Gold Operations, there is no investigation by any Government Agency (either current, or so far as the Seller is aware, pending or threatened) of:

(a)	the Target Entity or,

(b)	so far as the Seller is aware, the Manager,

relating to a material breach by the relevant entity of any Environmental Law.

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9.	LITIGATION

Neither:

(a)	the Target Entity; nor

(b)	so far as the Seller is aware, the Manager,

is as at the date of this deed a party to any material litigation that will, or would reasonably be likely to, have a Material Adverse Effect on the relevant entity and, so far as the Seller is aware, no event has occurred which might reasonably be expected to give rise to such material litigation.

10.	COMPLIANCE WITH LAW

(a)	The Target Entity has complied in all material respects with applicable laws in the five years prior to the date of this deed.

(b)	So far as the Seller is aware, the Manager has complied in all material respects with applicable laws.

11.	AUTHORISATIONS

11.1	Authorisations

So far as the Seller is aware, the Manager has, or will have at Completion all necessary Authorisations material to conduct the Gold Operations in the locations and in the manner in which they are conducted as at the date of this deed.

11.2	Breach

So far as the Seller is aware, the Manager has not received any notice in writing alleging that they are in breach of the terms of any material Authorisation.

11.3	Revocation

So far as the Seller is aware, the Manager has not received any notice indicating that any Authorisation which is material to the Gold Operations, will be revoked, suspended, modified or will not be renewed.

11.4	No events or circumstances

So far as the Seller is aware, no event has occurred and no fact or circumstance exists which with the giving of notice or lapse of time, or both, would cause the Manager to be in breach of any material Authorisation.

11.5	Renewal of Authorisations

So far as the Seller is aware, there is no fact or matter which is likely to prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any material Authorisation.

12.	EMPLOYEES

12.1	No Employee disputes

Neither the Target Entity nor, so far as the Seller is aware, the Manager, has been involved in any dispute with any union or Employee at any time within the 6 months preceding the date of this deed that will, or would reasonably be likely to, have a Material Adverse Effect on the relevant entity.

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13.	SOLVENCY

13.1	No liquidation

Neither the Seller, the Target Entity nor, so far as the Seller is aware, the Manager has:

(a)	gone into, is in, or is proposed to go into, liquidation;

(b)	passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(c)	received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act.

13.2	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Seller or the Target Entity or, so far as the Seller is aware, the Manager.

13.3	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed over the whole or a substantial part of the undertaking or property of the Seller or the Target Entity or, so far as the Seller is aware, the Manager.

13.4	Arrangements with creditors

Neither the Seller, any the Target Entity nor, so far as the Seller is aware, the Manager has entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

13.5	Solvency

The Target Entity and, so far as the Seller is aware, the Manager, are each able to pay their debts as and when they fall due. The Target Entity and, so far as the Seller is aware, the Manager, are each not taken under applicable laws to be unable to pay their debts or have stopped or suspended, or threatened to stop or suspend, payment of all or a class of their debts.

14.	TAXES AND DUTIES

14.1	Membership of Seller's Consolidated Group

The Target Entity is:

(a)	an Australian incorporated company;

(b)	an Australian tax resident company, and has been solely an Australian tax resident company at all times since incorporation; and

(c)	a member of the Seller's Consolidated Group.

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14.2	Tax paid

Any Tax or Duty arising under any Tax Law that was due and payable by the Target Entity and/or, so far as the Seller is aware, the Manager, before Completion has been paid on or before the due date for such payment.

14.3	Withholding

All amounts required by any law or regulation relating to Tax to be withheld by the Target Entity and/or, so far as the Seller is aware, the Manager, at source have been correctly withheld and accounted for to the Government Agency.

14.4	Returns and assessments

The Target Entity and the Manager have lodged by the due date all returns and other documents relating to Tax required to be lodged with any Government Agency and all information contained in those documents was complete and accurate in all material respects.

14.5	Records

The Target Entity, and so far as the Seller is aware, the Manager, and the Seller Head Company have maintained proper and adequate records to enable it to comply in all material respects with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any law or regulation relating to Tax;

(b)	prepare any accounts necessary for compliance with any law or regulation relating to Tax;

(c)	support any position taken by the Target Entity and/or so far as the Seller is aware, the Manager; and

(d)	retain necessary records as required by any law or regulation relating to Tax.

So far as the Seller is aware, such records are accurate in all material respects.

14.6	No Tax audit

As of the date of this deed, the Seller is not aware of any pending assessment or threatened Tax audit relating to the Target Entity, or so far as the Seller is aware the Manager, or the Seller's Head Company, and all prior audits have been settled in a manner which is binding on the relevant Taxation Authority or have not resulted in any adjustments.

14.7	No disputes

There are no material disputes between the Target Entity or, so far as the Seller is aware the Manager, and any Government Agency in respect of any Tax or Duty.

14.8	Compliance with Tax Law

The Target Entity and, so far as the Seller is aware, the Manager, have complied with all material obligations imposed on the Target Entity or the Manager by a Tax Law, or as requested by any Government Agency in relation to Tax.

14.9	Rollover

A CGT Event J1 gain or loss will not arise as a result of any Target Entity becoming a member of the Buyer Consolidated Group.

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14.10	No tainting

The share capital accounts of the Target Entity and so far as the Seller is aware the Manager, are not ‘tainted’ within the meaning of section 995-1 of the Tax Act.

14.11	GST

(a)	The Target Entity and the Manager:

(i)	are registered for GST; and

(ii)	have adequate systems to ensure it complies with the GST Law.

(b)	So far as the Seller is aware, the representative member of the GST Group of which the Target Entity is a member, and the Manager have paid or accounted for all GST on supplies and importations made by that entity and has accounted to that entity for all input tax credits and decreasing adjustments for creditable acquisitions and creditable importations of that entity.

(c)	So far as the Seller is aware, for each period when the Target Entity was not a member of the Seller GST Group, the entity or the representative member of the GST Group of which it was a member, has paid or accounted for all GST on supplies and importations for which that entity was liable and has always remitted correct net amounts relating to GST to the Commissioner of Taxation.

(d)	So far as the Seller is aware, there is no agreement or arrangement requiring the Supplier to supply anything which does not contain a provision enabling it, as a supplier, to require the other party to the agreement or arrangement to pay to the Supplier the amount of any GST payable on a supply under that agreement or arrangement in addition to the consideration otherwise payable for that supply.

(e)	So far as the Seller is aware, there is no agreement or arrangement requiring the Supplier to pay any GST on a supply which does not contain a provision enabling it, as recipient, to require the other party to the contract agreement or arrangement to provide to the recipient a tax invoice for any GST on that supply before that payment is required.

14.12	Duty

All documents to which the Target Entity or, so far as the Seller is aware, the Manager, are a party and which are required to be stamped or endorsed for Duty have been duly stamped or endorsed and no Duty is outstanding.

15.	ACCURACY OF INFORMATION

(a)	As far as the Seller is aware, no information (other than as otherwise fairly disclosed in the Disclosure Materials) has been deliberately omitted from, or included in, the Disclosure Materials that the Seller acting reasonably considers would render the Disclosure Materials taken as a whole incomplete or inaccurate in any material respect.

(b)	For the purposes of this Warranty 15, the Disclosure Materials are deemed not to include:

(i)	any financial statements;

(ii)	any information, document, representation, statement, view or opinion to the extent that it contains or expresses a forecast, prediction or projection or is otherwise forward looking after the date of this deed;

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(iii)	any information, document, representation, statement, view or opinion to the extent that the same was not prepared, made or expressed by the Seller, the Seller Group, a Seller Group Representative or Adviser; and

(iv)	any information, document, representation, statement, view or opinion provided to a Buyer Group Member by (or based on any information, document, representation, statement, view or opinion provided to a Buyer Group Member by), or on behalf of, the Manager, Newmont Goldcorp Corporation or any of its Related Bodies Corporate.

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Schedule 4

Buyer Warranties

1.	NO LEGAL IMPEDIMENT

The execution, delivery and performance by the Buyer of this deed:

(a)	complies with its constitution; and

(b)	does not constitute a breach of any law, or cause or result in default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this deed.

2.	CORPORATE AUTHORISATIONS

All necessary action to authorise the execution, delivery and performance of this deed by the Buyer in accordance with its terms have been obtained or will be obtained before Completion, other than the Condition required under clause 2.1 of this deed.

3.	POWER AND CAPACITY

The Buyer has full power to and capacity to enter into and perform their obligations under this deed.

4.	INCORPORATION

The Buyer is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

5.	NO TRUST

The Buyer enters into and performs this deed on its own account and not as trustee for or nominee of any other person.

6.	NO LIQUIDATION

The Buyer has not:

(a)	gone into, or is proposed to go into, and is not in liquidation;

(b)	passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(c)	received a deregistration notice under section 601AB of the Corporations Act (or equivalent legislation in the jurisdiction in which it is incorporated) or applied for deregistration under section 601AA of the Corporations Act (or equivalent legislation in the jurisdiction in which it is incorporated).

7.	NO WINDING-UP PROCESS

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Buyer and, so far as the Buyer is aware, there are no circumstances justifying a petition or other process.

8.	NO RECEIVER OR MANAGER

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed over the whole or a substantial part of the undertaking or property of the Buyer, and, so far as the Buyer is aware, there are no circumstances justifying such an appointment.

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9.	ARRANGEMENTS WITH CREDITORS

The Buyer has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

10.	SOLVENCY

The Buyer is able to pay its debts as and when they fall due. The Buyer is not taken under applicable laws to be unable to pay its debts and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

11.	NO KNOWN CLAIMS

As at the date of this deed, the Buyer is not aware of any breach of Warranty or of any matter that may result in a Claim.

12.	FINANCING

The Buyer has:

(a)	sufficient cash on hand;

(b)	entered into an equity underwriting agreement in relation to an equity capital raising that will be launched on or around the date of this deed;

(c)	committed financing subject to customary draw down conditions (and execution of any formal documentation) from a reputable lender(s) in place; and/or

(d)	any combination of paragraphs (a) to (c) above,

such that as at Completion the Buyer will have Immediately Available Funds equal to the Purchase Price and Option Fee.

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Schedule 5

Completion Steps

1.	Pre–Completion actions

1.1	Notifications

At least 5 Business Days before Completion, the Buyer must:

(a)	notify the Seller of any directors, secretaries and public officers of the Target Entity and the Manager (in respect of the Manager, to the extent a director, secretary or public officer is a nominee of the Target Entity) whom it wishes to resign from the positions effective from Completion (with that list to include each person who will remain a Seller Group Member employee after Completion);

(b)	notify the Seller of any persons it wishes to be appointed as a director, secretary or public officer of the Target Entity and the Manager (in respect of the Manager, to the extent the Target Entity has the power to make such appointment) effective from Completion and deliver to the Seller a consent to act and notification of interests signed by each such person;

(c)	notify the Seller of the address, if any, to which the registered office of the Target Entity is to be changed following Completion;

(d)	notify the Seller of an alternative company name for the Target Entity, which name must not include any Seller Group Name; and

(e)	notify the Seller of the persons it wishes to appoint to the Executive Committee to replace:

(i)	Stuart Tonkin and Darren Stralow, as representatives of KLV;

(ii)	Alan Thom and Darren Cooke, as alternative representatives of KLV; and

(iii)	if applicable, the chairman of the Executive Committee,

effective from Completion.

1.2	Change of company names

(a)	On or before Completion, the Seller must take all steps within its control necessary to procure that the company name of the Target Entity is changed with effect from Completion to the name nominated by the Buyer under clause 1.1(d) of this Schedule 5 or, if the Buyer does not so nominate an alternative name, to a name determined by the Seller.

(b)	On or before Completion, the Seller must procure that the Target Entity, which uses a Seller Group Name, executes a cessation of business form or a change in particulars form in relation to its registered business name.

1.3	Board resolutions

On or before Completion, the Seller must ensure that a meeting of the directors of the Target Entity is convened and approves (subject to Completion occurring):

(a)	the registration of the Buyer as the holder of the Sale Shares in its register of shareholders and the issue of new share certificates for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in clause 2.1(a) and clause 2.2 of this Schedule 5 (and, if those transfers require stamping, subject to stamping);

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(b)	the resignations, effective from Completion, of existing directors, secretaries and public officers notified under clause 1.1(a) of this Schedule 5;

(c)	the appointment, effective from Completion, of each person notified under clause 1.1(b) of this Schedule 5 as a director, secretary or public officer (as applicable) of the entity (provided that a consent to act and notification of interest signed by that person has been delivered to the Seller by the Buyer);

(d)	any change of the registered office of the entity to the address notified under clause 1.1(c) of this Schedule 5;

(e)	in respect of KLV only, the appointment, effective from Completion, of each person notified under clause 1.1(e) of this Schedule 5 as a Buyer nominee to the Executive Committee; and

(f)	if the Buyer has approved new mandates for the operation of bank accounts by the entity, the revocation of all existing mandates and the replacement of those mandates with the mandates approved by the Buyer.

2.	Completion

2.1	Seller’s obligations at Completion

(a)	At Completion, the Seller must give the Buyer the following documents:

Description	Items to be provided
(i) share certificates	share certificates for the Sale Shares and any other documents necessary to establish the Buyer’s title to the Sale Shares and that may be required for registration of the transfer of the Sale Shares to the Buyer.
(ii) share transfers	completed share transfers of the Sale Shares to the Buyer, executed by or on behalf of the Seller.
(iii) powers of attorney	(if applicable) a copy of the powers of attorney executed by the Seller authorising its attorney to execute any of the documents listed in this clause 2.1 of this Schedule 5 on behalf of the Seller.
(iv) name changes	evidence that shareholder resolutions have been passed or that such other actions have been taken that may be necessary to change the registered company name of the Target Entity in accordance with clause 1.2(a) of this Schedule 5 and the cessation of business forms and changes in particulars forms executed, in accordance with clause 1.2(b) of this Schedule 5.
(v) board resolutions	evidence that the board resolutions referred to in clause 1.3 of this Schedule 5 have been passed.
(vi) officer resignations	signed resignations of each director, secretary and public officer of the Target Entity notified to the Seller under clause 1.1 of this Schedule 5.
(vii) Executive Committee representatives	evidence that the two persons notified by the Buyer pursuant to clause 1.1(e) of this Schedule 5 have been appointed to the Executive Committee, effective from Completion.

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Description	Items to be provided
(viii) receipt and deed of release	for the Target Entity, evidence of receipt by the Seller's Head Company of payment of the Exit Payment or Exit Payments and execution of the deed of release from the Seller's Tax Sharing Agreements as contemplated by clause 6.8 of this deed.
(ix) Indebtedness	evidence of (1) the irrevocable elimination in full for all indebtedness owing by any Seller Group Member to the Target Entity in accordance with clause 6.5 of this deed and (2) the irrevocable elimination in full of all indebtedness owing by those entities to any Seller Group Member in accordance with 6.5(b) of this deed.
(x) Finished Product at Relevant Time	the statement in respect of Finished Product as at the Relevant Time required by clause 6.7(d) of this deed.
(xi) deeds of termination / termination notice	evidence of the irrevocable termination of any intellectual property licence arrangements in relation to the use of the Seller Trade Marks by the Target Entity.
(xii) Designated Area Agreement	if executed prior to Completion, deliver a duly executed Assignment Deed in respect of the Designated Area Agreement in accordance with clause 6.10 of this deed.
(xiii)Tenement transfer forms

subject at all times to the exceptions set out in clause 5.1 of the deed (and in particular sub-clauses 5.1(e) and 5.1(f)), an unstamped, undated and registrable transfer for each NE

Granted Tenement, properly completed and executed by

Newmont Exploration.

(b)	At Completion, the Seller must make available to the Buyer by leaving at the office of the Target Entity:

Description	Items to be provided
(i) corporate documents	the certificate of incorporation, common seal (if any), duplicate seal (if any), all prescribed registers, all statutory, minute and other Business Records of the Target Entity and all unused share certificate forms.
(ii) books and ledgers	all ledgers, journals and books of account of the Target Entity.
(iii) cheque books	all cheque books of the Target Entity and a list of all bank accounts maintained by the Target Entity in its name.
(iv) title documents	all documents of title in the possession of the Target Entity relating to the ownership of the entity's assets.
(v) PPS Register information	all secured party group numbers, access codes, dealing numbers and token codes for all Security Interests held by the Target Entity as at Completion.

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2.2	Buyer’s obligations at Completion

At Completion the Buyer must:

Description	Items to be provided
(i) Completion Payment and Option Fee	pay the Seller: (a) the Completion Payment; plus (b) the Option Fee, in Immediately Available Funds without counterclaim or set-off.
(ii) share transfers	deliver to the Seller completed share transfers of the Sale Shares executed by or on behalf of the Buyer.
(iii) Parent Guarantees	deliver to the Seller evidence of the release of any Parent Guarantee in accordance with clause 6.6 of this deed to the Seller.
(iv) PPA Guarantee	if obtained prior to Completion, deliver to the Seller evidence of the release of the Seller Group’s obligations under the PPA Guarantee in accordance with clause 7 of this deed.
(v) Designated Area Agreement	if executed prior to Completion, deliver to the Seller a duly executed Assignment Deed in respect of the Designated Area Agreement in accordance with clause 6.10 of this deed.

3.	Post Completion actions

3.1	Lodgement

Immediately following Completion, the Buyer and the Seller must procure that:

(a)	the forms referred to in clause 1.2(b) of this Schedule 5 are lodged with the appropriate Government Agency; and

(b)	relevant ASIC forms are lodged to reflect the actions taken under this Schedule 5.

3.2	Buyer obligations

After Completion, the Buyer must deliver:

Description	Items to be provided
(i) Parent Guarantees	evidence of the release of any Parent Guarantee in accordance with clause 6.6 of this deed to the Seller.
(ii) Designated Area Agreement	if executed after Completion, a duly executed Assignment Deed in respect of the Designated Area Agreement in accordance with clause 6.10(b) this deed.

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Schedule 6

Working Capital Statement

1.	Definitions

The meanings of the terms used in this schedule are set out below.

Term	Meaning
Accounting Standards	the IFRS accounting standards, principles, policies and practices adopted by Newmont Goldcorp Corporation in the preparation of its financial statements.
AUD/USD Spot Exchange Rate	is defined in clause 5.1(d) of this Schedule 6.
Average FX Rate	is defined in clause 5.1(d) of this Schedule 6.
Buyer’s Accountants	the accounting firm appointed by the Buyer.
Calculation Date	is defined in clause 5.1(a) of this Schedule 6.
Completion Working Capital	in respect of the Target Entity, an amount equal to the working capital (as determined in accordance with this Schedule 6 and Schedule 7), as set out in the final Working Capital Statement for the Target Entity (as adjusted by the Expert’s Report, if applicable).
Disputed Matters	is defined in clause 3.2(b)(i) of this Schedule 6.
Expert	is defined in clause 3.4(b) of this Schedule 6.
Expert’s Report	is defined in clause 3.4(c) of this Schedule 6.
Initial Expert Appointment Period	is defined in clause 3.4(b) of this Schedule 6.
Report	is defined in clause 3.2 of this Schedule 6.
Review Period	is defined in clause 3.1 of this Schedule 6.
Seller’s Accountants	the accounting firm appointed by the Seller.
Special Purpose Management Accounts	is defined in clause 1.1 of this deed.
Target Working Capital	A$12,784,000.
Target Working Capital Statement	A Microsoft Excel spreadsheet attached hereto as Annexure A which sets forth the methodology used by Seller and Buyer to calculate the Target Working Capital for the Target Entity, including a target working capital statement prepared in accordance with the principles outlined herein, with reference to historical Special Purpose Management Accounts, and which forms the basis for the Target Working Capital.

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2.	Preparation of draft Working Capital Statement

2.1	Preparation and delivery of the Working Capital Statement

Subject to the Buyer performing its obligations under clause 4 of this Schedule 6, the Seller must prepare and deliver to the Buyer no later than 20 Business Days after the Completion Date a draft Working Capital Statement for the Target Entity in accordance with this Schedule 6 and in the format set out in Schedule 7.

2.2	Applicable accounting principles, policies and procedures

The Working Capital Statement must be prepared in accordance with the specific principles, policies and procedures set out in clause 5 to this Schedule 6.

3.	Review of draft Working Capital Statement

3.1	Review by Buyer or Seller

The Buyer must complete its examination and review of the Working Capital Statement, within 20 Business Days after receipt thereof (the Review Period) and deliver to the Seller the report contemplated by clause 3.2 of this Schedule 6 by the end of the Review Period.

3.2	Report by Buyer

(a)	The Buyer must deliver to the Seller, by no later than the end of the Review Period, a report (Report) stating whether or not the Buyer agrees with the Working Capital Adjustment Amount.

(b)	If the Buyer does not agree with the Working Capital Adjustment Amount as set out in the draft Working Capital Statement, the Buyer must also set out in the Report:

(i)	the matters in respect of which it disagrees with the draft Working Capital Statement (Disputed Matters);

(ii)	the grounds on which the Buyer disagrees with the draft Working Capital Statement; and

(iii)	its opinion as to the Working Capital Adjustment Amount.

3.3	Agreement or failure to report

If the Buyer:

(a)	states in its Report that it agrees with the Working Capital Adjustment Amount; or

(b)	does not deliver to the Seller the Report as required under clause 3.2 of this Schedule 6 by the end of the Review Period,

then the draft Working Capital Statement delivered under clause 2.1 of this Schedule 6 will be deemed to be the final Working Capital Statement and will be conclusive, final and binding on the parties.

3.4	Disagreement with the Working Capital Statement

(a)	If the Buyer does not agree with the Working Capital Adjustment Amount in the draft Working Capital Statement, and the Report contains the matters referred to in clause 3.2 of this Schedule 6 then the Seller and the Buyer must enter into good faith negotiations and use all reasonable endeavours to resolve the Disputed Matters.

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(b)	If the Seller and the Buyer cannot resolve the Disputed Matters within 10 Business Days after delivery of the Report (or such longer period as the Buyer and the Seller agree) then the unresolved Disputed Matters must be referred for resolution to an independent person agreed by the Seller and the Buyer within a further 10 Business Days (the Initial Expert Appointment Period) to resolve the dispute. If they cannot agree on who the independent person will be, the Seller and the Buyer must promptly request the President or Chapter Administrator for the time being of the Resolution Institute to appoint an independent person to determine the unresolved Disputed Matters, who must be a partner of not less than 10 years standing of PricewaterhouseCoopers, Deloitte, Ernst & Young or KPMG with experience in the mining industry. The person agreed or nominated under this clause 3.4(b) of this Schedule 6 will be the Expert for the purposes of this Schedule 6.

(c)	The Buyer and the Seller must instruct the Expert to decide within the shortest practicable time the Expert’s view on the Disputed Matters, and the Working Capital Adjustment Amount by applying the procedures set out in clause 3.4(f) of this Schedule 6, the principles set out, or referred to, in this Schedule 6 or otherwise in accordance with this Schedule 6 and to deliver to the Buyer and the Seller a report (Expert’s Report), that contains a copy of any applicable amended Working Capital Statement (if any) and that states, on the basis of the Expert’s decision, its opinion as to:

(i)	the Disputed Matters including the reasons for the Expert’s decision;

(ii)	the Working Capital Adjustment Amount; and

(iii)	the allocation of the Expert’s costs in accordance with clause 3.6 of this Schedule 6.

(d)	The Seller and the Buyer must provide, and must ensure that the Seller’s Accountant’s and the Buyer’s Accountant’s respectively provide, all information and assistance the Expert reasonably requests for the purposes of the Expert’s Report.

(e)	The Buyer or the Seller:

(i)	may make a submission to the Expert in respect of each of the Disputed Matters within 10 Business Days of appointment of the Expert, and must provide that submission to the other party on the same day the submission is provided to the Expert; and

(ii)	may make a response to the submission of the other party under clause 3.4(e)(i) within 10 Business Days of receipt of the submission (dealing with matters raised in that submission only).

(f)	The procedures to be used by the Expert in resolving the dispute will be as follows:

(i)	the Expert will resolve the Disputed Matters based solely on the documents and written submissions submitted by the Buyer and the Seller, and not by independent investigation, and will have the opportunity to ask specific written questions of, or request specific historical documents from, either party to clarify the Expert’s understanding of the submissions and each party must promptly and reasonably respond to any such question or request by the Expert;

(ii)	copies of any submission, response or document submitted to or by the Expert by or to the Buyer or the Seller as contemplated in this clause 3.4 of this Schedule 6 will be submitted by the Expert to the other party simultaneously or as soon as received, as the case may be;

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(iii)	in relation to questions asked of the Buyer or the Seller, the other party may submit to the Expert written dissent to any response submitted by the first party to the Expert within 3 Business Days of receiving a copy of the written response; and

(iv)	the Expert may not assign a value to any item greater than the greatest value for such item claimed by either the Buyer or the Seller or less than the smallest value for such item claimed by either the Seller or Buyer.

3.5	Conclusiveness of Expert’s report

(a)	The Expert will act as an expert, not as an arbitrator, in determining the dispute.

(b)	The Expert’s determination in relation to the Disputed Matters, the Working Capital Adjustment Amount and the allocation of its costs must be made as soon as possible.

(c)	The Expert’s decision will be final, conclusive and binding (except in the case of manifest error).

3.6	Costs

(a)	Except as contemplated in clause 3.5(b) of this Schedule 6, each party must bear its own costs in complying with this Schedule 6 and in particular:

(i)	the Seller must bear the costs of the Seller’s Accountants; and

(ii)	the Buyer must bear the costs of the Buyer’s Accountants.

(b)	Subject to clause 3.6(c) of this Schedule 6, the cost of the Expert (if appointed), including any appointment fee payable to the Resolution Institute under clause 3.4 of this Schedule 6, must be paid by the party against whom the determination of the Expert is made and the Buyer and Seller must instruct the Expert to make a decision on this matter.

(c)	If the Expert determines that the aggregate amount of any Working Capital Adjustment Amount the subject of a Disputed Matter is less than $2,000,000 (two million US dollars) then the costs of the Expert must be shared equally and paid by the Seller and the Buyer.

(d)	If the Expert is, for any reason whatsoever, unable to make a decision on the matter and so certifies to the Seller and the Buyer, the costs of the Expert must be shared equally and paid by the Seller and the Buyer.

4.	Access to information

The Buyer must:

(a)	permit representatives of the Seller and the Seller’s Accountants to have access to and take extracts from the books, correspondence, accounts or other Business Records relating to the Target Entity for the period up to and including Completion in the Buyer’s possession or control as the Seller and the Seller’s Accountant’s reasonably request in relation to the preparation of, and agreement to, the draft Working Capital Statement; and

(b)	provide or ensure the provision of all information and assistance that may reasonably be requested by the Seller and the Seller’s Accountants in relation to the preparation of, and agreement to, the draft Working Capital Statement.

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5.	Working Capital Statement

5.1	Principles, policies and procedures

(a)	For purposes of preparing the Working Capital Statement, all line items set out in the applicable pro forma Working Capital Statement in Schedule 7 are to be determined as at the Relevant Time (the Calculation Date).

(b)	In accordance with the principles and covenants outlined in clauses 5.2 and 5.3 of this Schedule 6, each of the line items in each Working Capital Statement shall be calculated:

(i)	based on the same methodology used to develop the Target Working Capital as described in Annexure A hereto (with any adjustment reflected therein); and

(ii)	in accordance with the Accounting Standards applied consistently with the past practices of the Target Entity as used in the preparation of the Special Purpose Management Accounts.

(c)	In calculating the Working Capital Statement items, any impairments or write downs (or reversals of impairments or write downs) of such items from the date of this deed to the Calculation Date shall be excluded. In addition, the determination of the Working Capital Statement items shall not include any adjustments required to be made under the Accounting Standards to the manner in which such items are calculated as a result of the execution of this deed or the transactions contemplated by this deed. All working capital items shall be calculated without duplication.

(d)	The Working Capital Adjustment Amount is calculated with reference to the applicable Target Working Capital and Completion Working Capital both of which (together with the line items/GL Code Combination items in the Special Purpose Management Accounts from which they are derived) are denominated in Australian dollars. To ensure that any foreign currency exchange risk between the applicable date of this deed and the Calculation Date is shared equitably between the Seller and the Buyer, the amount equal to the difference between the applicable Completion Working Capital and the Target Working Capital for the Target Entity will be converted into US dollars based on the average of the daily intraday AUD/USD WM/Reuters Benchmark Rate (AUD/USD Spot Exchange Rate) over the period from the date of this deed to the Calculation Date. At least five Business Days prior to delivery of each Working Capital Statement, the Seller and the Buyer will calculate and agree the simple average of the daily AUD/USD Spot Exchange Rate for the conversion of 1 Australian dollar into US dollars for the period between the date of this deed and the Calculation Date (Average FX Rate). The daily AUD/USD Spot Exchange Rate and the Average FX Rate will all be quoted or calculated to four decimal places and will be rounded down if the fifth decimal place is between 0 and 4 or up if the fifth decimal place is between 5 and 9.

5.2	Determination of Working Capital

Attached hereto as Annexure A is the Target Working Capital Statement for the Target Entity. Each line item of the Target Working Capital Statement has been determined based on the line items/GL Code Combination items in the Special Purpose Management Accounts attributable to such line item as identified in the Exhibit referenced to the right of each line item in the Target Working Capital Statement and included as part of Annexure A (with such adjustments as are specified in the applicable Exhibit). The parties agree that the Target Working Capital and the Completion Working Capital shall be determined using a consistent methodology (unless otherwise specified in Annexure A) and, based solely on the same line items/GL Code Combination items in the Special Purpose Management Accounts referenced in the applicable Exhibits to the target Working Capital Statement attached as Annexure A. For greater certainty, the difference between the Completion Working Capital and Target Working Capital originally denominated in Australian dollars shall be converted to US dollars in accordance with clause 5.1(d) of this Schedule 6.

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5.3	Covenants

The parties covenant and agree that:

(a)	only the line items/GL Code Combination items in the Special Purpose Management Accounts referenced in the Target Working Capital Statement shall be used for purposes of determining the Completion Working Capital;

(b)	the line items/GL Code Combination items in the Special Purpose Management Accounts shall be generated in a manner consistent with the past practices of the Target Entity (unless otherwise specified in the Target Working Capital Statement);

(c)	between the date of this deed and the date that the final Working Capital Statement has been agreed by the parties, no party shall modify any line items/GL Code Combination items in the existing Special Purpose Management Accounts or create any new line items/GL Code Combination items in the Special Purpose Management Accounts without the prior written consent of the other party (which must not be unreasonably withheld or delayed), in which case the parties shall agree in advance to any adjustment or adjustments that need to be made to the Working Capital Statement to reflect any such modifications or additions to the line items/GL Code Combinations.

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ANNEXURE A

Target Working Capital Statement

	A$ (thousands)
Assets at 100%
Target Entity Prepayments		$2,932
Target Entity Receivables		$7,120
Target Entity Value of Gold in Circuit		$40,869
Target Entity Supplies Inventory		$40,747
Target Entity Cash		$24,072
Total Assets		$115,740

Liabilities at 100%
Target Trade Payables	-$	26,100
Target Other Liabilities	-$	35,975
Target Entity Employee Liabilities	-$	28,097
Total Liabilities	-$	90,172

Target Working Capital at 100%		$25,567

Target Working Capital at 50%		$12,784

Notes:

1) Figures above are based on Trial Balance extracted from KCGM JV's Oracle EBS unadjusted for Newmont USGAAP Accounting Policies

2) Figures are based on 6 months average ending balances from June 2019 to Nov 2019

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Schedule 7

Pro Forma Working Capital Statement

No	Line item	Total ($‘000)
Assets
1.	Target Entity Prepayments	A$[#]
2.	Target Entity Trade Receivables	A$[#]
3.	Target Entity value of Recoverable Gold in Circuit	A$[#]*
4.	Target Entity Supplies Inventory	A$[#]
5.	Target Entity Supplies Inventory Provision	A$[#]
6.	Target Entity’s Attributable Interest in KCGM Cash	A$[#]
7.	TOTAL ASSETS	A$[#]
Liabilities
8.	Target Entity Trade Payables	A$[#]
9.	Target Entity Other Payables	A$[#]
10.	Target Entity Employee Liabilities	A$[#]
11.	TOTAL LIABILITIES	A$[#]

	TOTAL ASSETS (7) NET OF TOTAL LIABILITIES (11) EQUALS COMPLETION WORKING CAPITAL	A$[#]

	TARGET WORKING CAPITAL	A$12,784

(IS EQUAL TO THE DIFFERENCE BETWEEN THE COMPLETION WORKING CAPITAL AND TARGET WORKING CAPITAL)
	WORKING CAPITAL ADJUSTMENT AMOUNT (as converted from Australian dollars to US dollars in accordance with clause 5.1(d) of Schedule 6)	A$[#] $[#]

*Noting this amount may be a negative number.

84

Schedule 8

Tenements

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G24/024	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	19-Apr-88	18-Apr-30
G24/025	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	19-Apr-88	18-Apr-30
G24/026	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	19-Apr-88	18-Apr-30
G24/027	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	19-Apr-88	18-Apr-30
G24/028	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/029	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/030	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/031	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/032	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/033	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-May-91	13-May-33
G24/040	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	16- Apr-19	15-Apr-40
G26/008	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	11-Mar-86	10-Mar-28
G26/009	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	11-Mar-86	10-Mar-28
G26/014	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	05-Mar-85	04-Mar-27

85

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/015	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	14-Feb-86	21-Nov-25
G26/017	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	29-Jul-86	28-Jul-28
G26/031	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	11-Jul-88	10-Jul-30
G26/042	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	18-Sep-89	17-Sep-31
G26/044	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/045	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/046	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/047	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/048	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/049	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/050	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/051	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/052	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/053	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/054	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33

86

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/055	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/056	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/057	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/058	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/059	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/060	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/061	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/062	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/063	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/064	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/065	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/066	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/067	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/068	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/069	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/070	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33

87

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/071	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/072	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/073	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/074	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/075	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/076	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/077	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/078	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	15-Apr-91	14-Apr-33
G26/081	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Jun-92	23-Jun-34
G26/082	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Mar-92	05-Mar-34
G26/083	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Mar-92	05-Mar-34
G26/084	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Mar-92	05-Mar-34
G26/085	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Mar-92	05-Mar-34
G26/086	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Mar-92	05-Mar-34
G26/088	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	19-Oct-09	18-Oct-30

88

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/099	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/100	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/101	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/102	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/103	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/104	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/105	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/106	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/107	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	06-Oct-09	05-Oct-30
G26/108	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/109	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/110	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/111	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/112	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/113	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33

89

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/114	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/115	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/116	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/117	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/118	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/119	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/129	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/130	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/131	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/132	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/133	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/134	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/135	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/136	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/137	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33

90

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/138	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/139	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/140	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/141	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/142	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/143	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/144	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/145	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/146	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/147	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/148	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/149	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/150	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	07-Oct-09	06-Oct-30
G26/159	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33
G26/160	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	24-Aug-12	23-Aug-33

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
G26/165	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	05-Nov-08	04-Nov-29
G26/166	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	General Purpose Lease	05-Nov-08	04-Nov-29
L15/154	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L15/155	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L15/159	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Jun-91	16-Jun-21
L24/105	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L24/147	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	07-Feb-92	06-Feb-22
L24/151	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Feb-93	04-Feb-23
L24/197	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-12	16-Aug-33
L26/018	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	13-Aug-85	25-Jul-26
L26/019	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	13-Aug-85	25-Jul-26
L26/063	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	20-Jan-87	19-Jan-22
L26/064	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	21-Jul-87	20-Jul-22
L26/077	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Jun-88	27-Jun-23
L26/080	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	07-Apr-88	06-Apr-23

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
L26/081	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	20-Sep-88	19-Sep-23
L26/082	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/083	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/084	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/085	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/088	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-May-88	04-May-23
L26/089	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	01-Sep-88	31-Aug-23
L26/090	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/091	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	14-Jun-89	13-Jun-24
L26/092	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	22-Feb-89	21-Feb-24
L26/094	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	17-Aug-88	16-Aug-23
L26/096	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	10-May-88	09-May-23
L26/100	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/101	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/102	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
L26/104	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/107	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/109	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	06-Jun-89	05-Jun-24
L26/114	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/115	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/116	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/117	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/118	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Jul-88	25-Jul-23
L26/125	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	25-Oct-88	24-Oct-23
L26/126	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	29-Nov-88	28-Nov-23
L26/127	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	27-Sep-89	26-Sep-24
L26/130	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24
L26/131	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24
L26/132	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24
L26/133	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
L26/134	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24
L26/135	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Apr-89	04-Apr-24
L26/140	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	26-Sep-89	25-Sep-24
L26/149	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	30-Mar-90	29-Mar-20
L26/151	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	10-Dec-90	09-Dec-20
L26/156	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L26/159	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L26/160	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L26/161	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Mar-91	27-Mar-21
L26/163	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	01-May-91	30-Apr-21
L26/172	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	18-Sep-91	17-Sep-21
L26/180	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Feb-93	04-Feb-23
L26/181	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	21-Nov-91	20-Nov-21
L26/182	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	03-Apr-92	02-Apr-22
L26/184	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	01-May-92	30-Apr-22

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
L26/185	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	03-Apr-92	02-Apr-22
L26/186	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	01-May-92	30-Apr-22
L26/191	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	19-Jan-93	18-Jan-23
L26/192	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	19-Jan-93	18-Jan-23
L26/193	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	05-Feb-93	04-Feb-23
L26/205	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	28-Jul-97	27-Jul-22
L26/216	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	20-Aug-12	19-Aug-33
L26/217	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	20-Aug-12	19-Aug-33
L26/254	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	22-Aug-12	21-Aug-33
L26/267	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	24-Feb-14	23-Feb-35
L26/282	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	03-Dec-18	02-Dec-39
L26/283	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	03-Dec-18	02-Dec-39
L26/284	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	03-Dec-18	02-Dec-39
L27/036	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	20-Sep-88	19-Sep-23
L27/038	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Miscellaneous Licence	29-Aug-88	28-Aug-23

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M24/462	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	24-Nov-03	13-Nov-24
M26/027	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	21-Dec-83	20-Dec-25
M26/039	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	03-Apr-86	02-Apr-28
M26/040	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-May-84	22-May-26
M26/046	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	22-Nov-83	21-Nov-25
M26/054	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	26-Feb-85	25-Feb-27
M26/056	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	22-Jun-84	21-Jun-26
M26/058	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	14-May-85	13-May-27
M26/060	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	26-Jul-84	25-Jul-26
M26/061	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-May-85	28-May-27
M26/078	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	18-Dec-84	17-Dec-26
M26/081	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	28-Mar-85	27-Mar-27
M26/083	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	08-Apr-87	07-Apr-29
M26/086	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	27-Nov-85	26-Nov-27
M26/087	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Jun-86	10-Jun-28

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/095	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	18-Aug-88	17-Aug-30
M26/096	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Apr-87	15-Apr-29
M26/113	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	10-Apr-87	09-Apr-29
M26/120	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-Mar-89	30-Mar-31
M26/131	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	28-Nov-90	27-Nov-32
M26/150	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Jul-89	10-Jul-31
M26/155	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-Dec-87	30-Dec-29
M26/233	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	10-Oct-89	09-Oct-31
M26/261	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	17-Dec-90	16-Dec-32
M26/264	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	07-Sep-89	06-Sep-31
M26/266	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-Oct-90	22-Oct-32
M26/267	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-Oct-90	22-Oct-32
M26/268	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	19-Apr-90	18-Apr-32
M26/294	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	26-Oct-89	25-Oct-31
M26/308	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	24-Apr-89	23-Apr-31

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/311	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	19-May-93	18-May-35
M26/316	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	22-Jan-90	21-Jan-32
M26/326	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-Oct-90	22-Oct-32
M26/353	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	21-Jul-93	20-Jul-35
M26/359	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	15-Jun-93	14-Jun-35
M26/365	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-May-92	28-May-34
M26/373	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-Mar-93	22-Mar-35
M26/375	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	15-Mar-95	14-Mar-37
M26/376	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/377	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Jan-92	05-Jan-34
M26/379	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-Aug-93	30-Aug-35
M26/382	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Jan-92	05-Jan-34
M26/383	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	17-Jul-92	16-Jul-34
M26/388	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Jan-93	10-Jan-35
M26/396	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	10-Sep-92	09-Sep-34

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/404	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	13-Oct-92	12-Oct-34
M26/405	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	08-Dec-92	07-Dec-34
M26/416	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	27-Jan-93	26-Jan-35
M26/418	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	19-Aug-93	18-Aug-35
M26/432	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	17-Nov-93	16-Nov-35
M26/448	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	23-Jun-15	22-Jun-36
M26/451	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	20-Jan-95	19-Jan-37
M26/454	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	21-Feb-95	20-Feb-37
M26/459	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	15-Mar-95	14-Mar-37
M26/462	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-Oct-16	30-Oct-37
M26/463	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Jul-15	05-Jul-36
M26/489	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/495	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/496	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/503	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/504	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/505	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/511	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/518	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/519	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/520	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/521	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/522	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/523	Glenn John Thornander Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/524	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/525	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/526	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/527	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/528	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/529	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/530	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/532	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	19-Oct-09	18-Oct-30
M26/533	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	16-Oct-09	15-Oct-30
M26/550	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/552	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/557	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Oct-09	05-Oct-30
M26/573	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/575	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/577	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/581	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/589	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	12-Oct-12	11-Oct-33
M26/611	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Oct-12	10-Oct-33
M26/612	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/615	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/622	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/625	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/626	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/630	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/631	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	06-Aug-13	05-Aug-34
M26/645	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	12-Oct-12	11-Oct-33
M26/646	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/648	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/661	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/662	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Oct-12	10-Oct-33
M26/708	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/713	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	12-Oct-12	11-Oct-33
M26/715	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/724	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/725	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	08-Jan-13	07-Jan-34
M26/738	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-May-01	30-May-22

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
M26/744	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	31-May-01	30-May-22
M26/745	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	11-Apr-01	10-Apr-22
M26/746	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	12-Apr-01	11-Apr-22
M26/747	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/748	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/760	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/761	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/778	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/784	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/785	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/800	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	29-Aug-12	28-Aug-33
M26/803	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	30-Aug-12	29-Aug-33
M26/843	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	Tenement is pending
M26/845	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Mining Lease	Tenement is pending
P26/3350	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
P26/3351	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3352	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3353	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3354	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3355	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3356	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3357	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	18-Sep-09	17-Sep-17
P26/3669	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	29-Oct-09	28-Oct-17
P26/3670	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	29-Oct-09	28-Oct-17
P26/3671	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	29-Oct-09	28-Oct-17
P26/3779	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	20-Aug-12	19-Aug-20
P26/3780	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	20-Aug-12	19-Aug-20
P26/3876	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	13-Jun-12	12-Jun-20
P26/3972	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	11-Mar-14	10-Mar-22
P26/3976	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	07-Apr-14	06-Apr-22

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
P26/3978	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	30-May-14	29-May-22
P26/4144	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	28-Jul-16	27-Jul-20
P26/4145	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	28-Jul-16	27-Jul-20
P26/4146	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	28-Jul-16	27-Jul-20
P26/4157	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	17-Oct-16	16-Oct-20
P26/4223	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	16-Mar-17	15-Mar-21
P26/4224	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	16-Mar-17	15-Mar-21
P26/4225	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	16-Mar-17	15-Mar-21
P26/4226	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	16-Mar-17	15-Mar-21
P26/4307	Barrick (Australia Pacific) Pty Ltd Kalgoorlie Lake View Pty Ltd	Prospecting Licence	Tenement is pending

Note: it is anticipated that Applications to Amend will be lodged such that Barrick (Australia Pacific) Pty Ltd's name on title will change to Saracen Kalgoorlie Pty Ltd at some point following the date of this deed.

Schedule 9

Properties

Part 1 – Freehold properties owned by the Manager

Title identifier (volume/folio)	Land description	Registered proprietor
1405/325	Lot 2612 on Deposited Plan 222151	Kalgoorlie Consolidated Gold Mines Pty Ltd
1667/107	Lot 2371 on Deposited Plan 222149	Kalgoorlie Consolidated Gold Mines Pty Ltd
1684/525	Lot 3953 on Deposited Plan 215926	Kalgoorlie Consolidated Gold Mines Pty Ltd
1760/527	Lot 1773 on Deposited Plan 103096	Kalgoorlie Consolidated Gold Mines Pty Ltd
1899/871	Lot 3948 on Deposited Plan 215926	Kalgoorlie Consolidated Gold Mines Pty Ltd
1902/992	Lot 3949 on Deposited Plan 215926	Kalgoorlie Consolidated Gold Mines Pty Ltd
421/100A	Lot 2373 on Deposited Plan 222149	Kalgoorlie Consolidated Gold Mines Pty Ltd
421/101A	Lot 2374 on Deposited Plan 222149	Kalgoorlie Consolidated Gold Mines Pty Ltd
421/102A	Lot 2375 on Deposited Plan 222149	Kalgoorlie Consolidated Gold Mines Pty Ltd
421/99A	Lot 2372 on Deposited Plan 222149	Kalgoorlie Consolidated Gold Mines Pty Ltd

Part 2 – Freehold properties owned by KLV

Title identifier (volume/folio)	Land description	Registered proprietor
1075/435	Lot 667 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1088/169	Lot 2513 on Deposited Plan 116011	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1232/641	Lot 669 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1267/846	Lot 668 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares

Title identifier (volume/folio)	Land description	Registered proprietor
1277/228	Lot 665 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1324/317	Lot 3548 on Deposited Plan 175259	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1396/116	Lot 2552 on Deposited Plan 135024	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1400/147	Lot 2402 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1400/194	Lot 2422 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1410/563	Lot 670 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1531/107	Lot 3389 on Deposited Plan 211126	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1583/214	Lot 337 on Deposited Plan 222104	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1585/643	Lot 1725 on Deposited Plan 223120	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1621/830	Lot 3385 on Deposited Plan 206935	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1649/460	Lot 2424 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1660/154	Lot 3016 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1660/155	Lot 3632 on Deposited Plan 184520	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1666/170	Lot 685 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1666/862	Lot 2679 on Deposited Plan 202401	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares

Title identifier (volume/folio)	Land description	Registered proprietor
1667/700	Lot 3019 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1679/48	Lot 2620 on Deposited Plan 222151	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1681/371	Lot 2220 on Deposited Plan 116011	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1690/545	Lot 3954 on Deposited Plan 215926	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1694/192	Lot 885 on Deposited Plan 222118	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1698/868	Lot 2407 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1705/260	Lot 686 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1725/640	Lot 338 on Deposited Plan 222104	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1744/704	Lot 1814 on Deposited Plan 223120	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1758/967	Lot 3020 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1763/695	Lot 1768 on Deposited Plan 103096	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1772/346	Lot 1797 on Deposited Plan 110024	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1780/566	Lot 3018 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1813/125	Lot 340 on Deposited Plan 222104 Lot 341 on Deposited Plan 222104	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1859/367	Lot 3966 on Deposited Plan 187592	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as joint tenants

Title identifier (volume/folio)	Land description	Registered proprietor
1912/149	Lot 671 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1946/939	Lot 2423 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1947/614	Lot 2677 on Deposited Plan 202401	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1974/833	Lot 1821 on Deposited Plan 223120	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1984/449	Lot 2551 on Deposited Plan 135024	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
1991/527	Lot 4489 on Deposited Plan 189485	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2008/309	Lot 3922 on Deposited Plan 191620	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2025/389	Lot 1815 on Deposited Plan 223120	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2048/979	Lot 100 on Diagram 85981	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2064/815	Lot 802 on Deposited Plan 127035	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2070/437	Lot 4582 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2077/864	Lot 684 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2077/886	Lot 3942 on Deposited Plan 187594	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2078/817	Lot 1732 on Deposited Plan 110038	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2082/803	Lot 679 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares

Title identifier (volume/folio)	Land description	Registered proprietor
2086/579	Lot 4591 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2086/580	Lot 4587 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2098/44	Lot 3021 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2099/672	Lot 3884 on Deposited Plan 187285	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2103/32	Lot 4590 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2103/384	Lot 4490 on Deposited Plan 189494	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2103/52	Lot 4593 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2106/170	Lot 3163 on Deposited Plan 191895	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2110/174	Lot 4588 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2116/306	Lot 4585 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2116/604	Lot 2621 on Deposited Plan 222151	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2129/556	Lot 4581 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2140/465	Lot 4589 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2155/963	Lot 1970 on Deposited Plan 190045	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2164/784	Lot 681 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares

Title identifier (volume/folio)	Land description	Registered proprietor
2166/830	Lot 1 on Strata Plan 36543	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2166/831	Lot 2 on Strata Plan 36543	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2169/992	Lot 666 on Deposited Plan 222115	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2170/752	Lot 1719 on Deposited Plan 222125	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2217/986	Lot 4580 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares
2222/170	Lot 4833 on Deposited Plan 32335	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares

Part 3 – Leasehold property leased by KLV

Title identifier (volume/folio)	Land description	Lessee	Lessor	Term
LR3034/725	Lot 3017 on Deposited Plan 161589	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	5 years, commencing on 1 January 2015 and expiring on 31 December 2019
LR3003/37	Lot 2415 on Deposited Plan 222149	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 July 2009 and expiring on 30 June 2019. This lease is currently in monthly holdover. The lessee is in negotiations with the State of Western Australia for the lease to be extended.
LR3034/670	Lot 2614 on Deposited Plan 222151	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as joint tenants	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 July 2009 and expiring on 30 June 2019. This lease is currently in monthly holdover. The lessee is in negotiations with the State of Western Australia for the lease to be extended.

Title identifier (volume/folio)	Land description	Lessee	Lessor	Term
LR3126/750	Lot 4615 on Deposited Plan 191884	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)

5 years, commencing on 1 July 2009 and expiring on 30 June 2014.

This lease is currently in monthly holdover. The lessee is in negotiations with the State of Western Australia for the lease to be extended.

LR3098/941	Lot 4579 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 July 2009 and expiring on 30 June 2019. This lease is currently in monthly holdover. The lessee is in negotiations with the State of Western Australia for the lease to be extended.
LR3042/460	Lot 4592 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 July 2009 and expiring on 30 June 2019. This lease is currently in monthly holdover. The lessee is in negotiations with the State of Western Australia for the lease to be extended.
LR3034/659	Lot 2588 on Deposited Plan 222151	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 July 2014 and expiring on 30 June 2024
LR3098/942 & LR3046/443	Lot 4583 on Deposited Plan 218444 & Lot 4584 on Deposited Plan 218444	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 September 2016 and expiring on 31 August 2026
LR3093/173	Lot 203 on Deposited Plan 188136	Kalgoorlie Lake View Pty Ltd & Barrick (Australia Pacific) Pty Ltd as tenants in common in equal shares	State of Western Australia (acting through the Minister for Lands, care of Department of Planning, Lands and Heritage)	10 years, commencing on 1 January 2015 and expiring on 31 December 2024

Note: it is anticipated that Applications to Amend will be lodged such that Barrick (Australia Pacific) Pty Ltd's name on title will change to Saracen Kalgoorlie Pty Ltd at some point following the date of this deed.

Schedule 10

NE Tenements

Part 1 – NE Granted Tenements

Tenement No.	Registered holder	Type
E 15/1508	Newmont Goldcorp Exploration Pty Ltd	Exploration licence
E 27/569	Newmont Goldcorp Exploration Pty Ltd	Exploration licence
E 28/2586	Newmont Goldcorp Exploration Pty Ltd	Exploration licence
P 15/6009	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4158	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4159	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4160	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4161	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4162	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4163	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4164	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4165	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4190	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4195	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence
P 26/4359	Newmont Goldcorp Exploration Pty Ltd	Prospecting licence

Part 2 – NE Pending Tenements

Tenement No.	Registered holder	Type
E 27/600	Newmont Goldcorp Exploration Pty Ltd	Pending exploration licence application
P 26/4191	Newmont Goldcorp Exploration Pty Ltd	Pending prospecting licence application
P 26/4192	Newmont Goldcorp Exploration Pty Ltd	Pending prospecting licence application
P 26/4193	Newmont Goldcorp Exploration Pty Ltd	Pending prospecting licence application
P 26/4194	Newmont Goldcorp Exploration Pty Ltd	Pending prospecting licence application

Schedule 11

Material Contracts

Part 1 – Joint Venture Related Agreements

Data room ref	Contract title	Seller Group Member	Counterparty
4.1.3	Restated KCGM Co-operation Agreement	KLV	SKPL Manager
4.1.1	KCGM Management Agreement	KLV	SKPL Manager
4.1.2	KCGM Management Services Agreement	KLV Newmont Services	SKPL Manager
4.1.6	Deed of Cross Security	KLV	SKPL Manager
4.1.7	Designated Area Agreement	KLV Seller	SKPL, Manager and others

Part 2 – Material Supply Agreements

Data room ref	Contract title	JV Entities	Counterparty
20.2.2	Site Works Agreement for Open Pit Drilling Services	Manager as agent for: KLV SKPL	Ausdrill Limited
20.2.4	Site Works Agreement for Grade Control Drilling Services	Manager as agent for: KLV SKPL	Ausdrill Limited
20.2.8	Fimiston Open Pits Mine Equipment Maintenance Services	Manager as agent for: KLV SKPL	Komatsu Australia Pty Ltd
20.2.19	Drilling Contract for the provision of Surface Drilling Services	Manager as agent for: KLV SKPL	DDH1 Drilling Pty Limited
20.2.11	Construction Contract for the provision of TSF Closure Haul Road Construction	Manager as agent for: KLV SKPL	WBHO Infrastructure Pty Ltd
20.2.18	Construction Contract for the provision of Construction of the Waste Rock Buttresses at the Kaltails and Fimiston II TSF	Manager as agent for: KLV SKPL	B & J Catalano Pty Ltd

Data room ref	Contract title	JV Entities	Counterparty
20.2.9	Purchase of Goods Contract for the Supply of High Grade Quicklime	Manager as agent for: KLV SKPL	Chememan Australia Pty Ltd
20.2.5	Purchase of Goods Contract for the Supply of Forged Steel Grinding Media	Manager as agent for: KLV SKPL	Commonwealth Steel Company Pty Ltd trading as Moly-Cop Australia
20.2.34	Purchase of Goods Contract for the Supply of Diesel Fuel and Associated Services	Manager as agent for: KLV SKPL	Viva Energy Australia Pty Ltd
20.2.28	Fimiston Open Pits Mine Equipment Maintenance Services Maintenance Partnership Agreement	Manager as agent for: KLV SKPL	Westrac Pty Ltd
20.2.25	Site Works Agreement for Operation of a Crushing, Screening and Materials Handling Facility	Manager as agent for: KLV SKPL	Crushing Services International Pty Ltd
4.3.1.3.5	Gold Pyrite Concentrate Sales Agreement	KLV	SKPL Cliveden Trading AG
4.3.1.3.6	Concentrate Marketing Services Agreement	KLV Newmont Services	SKPL
	Refining Agreement	Manager as agent for: KLV SKPL	Western Australian Mint

Schedule 12

Foreign resident capital gains withholding – clearance certificate

Australian Government
Australian Taxation Office

Our reference: 7113837254689
Phone: 13 28 66

12 December 2019

Your foreign resident capital gains withholding clearance certificate

- Purchasers are not required to withhold and pay an amount
- Provide a copy to the purchaser and retain a copy for your records

Hello,

We have decided that purchasers are not required to withhold and pay an amount. Your certificate is below:

Notice number	2410275663760
Vendor name	NEWMONT GOLDCORP AUSTRALIA PTY LTD
Previous Vendor name	
Vendor address	LEVEL 2 388 HAY STREET SUBIACO WA 6008
Clearance Certificate Period	12 December 2019 to 14 December 2020

This clearance certificate also applies to the following members of the income tax consolidated group or multiple entry consolidated group (listed on the reverse side of this certificate) of which you are the head company or provisional head company.

The Commissioner may withdraw this clearance certificate at any time if we obtain further information indicating you are a foreign resident.

Yours faithfully,
James O'Halloran
Deputy Commissioner of Taxation

NEED HELP

Learn more about foreign resident capital gains withholding at **ato.gov.au/FRCGW**

CONTACT US

In Australia? Phone us on **13 28 66**

If you're calling from overseas, phone **+61 2 6216 1111** and ask for **13 28 66** between 8:00am and 5:00pm Australian Eastern Standard time, Monday to Friday.

E00000-S00000-F304531

Page 1 of 2

74867.397460-02-2017

Schedule 13

Transitional Services key terms

1.	DEFINITIONS

The meanings of the terms used in this schedule are set out below.

Term	Meaning
Key Personnel

means each of the following employees of the Seller Group as at the date of this deed:

•       General Manager – KCGM.

•       Processing Manager – KCGM.

•       Manager Underground Mining – KCGM.

•       Manager Open Pit Mining – KCGM.

•       Manager Services (Finance, Health/ Safety/ Security, Environmental, External Relations).

•       Exploration Superintendent.

•       Graduate Electrical Engineer – KCGM (Not available after 31 January 2020).

•       Graduate Geologist (Not available after 31 January 2020).

•       Graduate – Metallurgy (Not available after 31 January 2020).

•       Graduate Environmental – KCGM (Not available after 31 January 2020).

Secondment Agreement	is defined in clause 2(a)(ii) of this Schedule 13.
Transitional Services

means the transitional services to be performed by any Key Personnel pursuant to each relevant Secondment Agreement, or otherwise to be performed by any other person or Seller Group Member nominated and procured by the Seller for the purposes of this deed, which transitional services may include services relating to the following functions:

•        Operations and Technical Support.

•        Environmental Management.

•        Health, Safety And Loss Prevention.

•        Employees and Employment Matters.

•        Exploration And Geology.

•        Life Of Mine Business Plan and Budget.

•        Finance, Accounts Reports and Records.

•        Called Sums.

•        Supply Chain.

•        Insurances.

•        Legal Services.

•        IT Services.

But in each case, at a maximum, only to the extent that such services are consistent with the level, scope and volume of services provided (or procured to be provided) by or on behalf of Newmont Services (including by any other Seller Group Member) in respect of the Gold Operations in the six months before the date of this deed.

2.	OBLIGATION TO ENTER INTO SECONDMENT AGREEMENTS

(a)	Commencing no later than Completion:

(i)	the Seller must provide such assistance reasonably requested by the Buyer to understand the technical systems used to carry out the Gold Operations, for the purpose of aligning those systems with the Buyer's systems to facilitate the provision of the Transitional Services; and

(ii)	the Seller must, subject to clause 2(b) of this Schedule 13, procure that each relevant Seller Group Member enters into a secondment agreement with the Buyer (or its nominated Subsidiary) by no later than 5 Business Days after Completion in respect of each Key Personnel, to perform the relevant Transitional Services in accordance with the key principles set out in clause 3 of this Schedule 13 (Secondment Agreement).

(iii)	The Seller is released from its obligation under clause 2(a) of Schedule 13 if, despite the Seller (or any other Seller Group Member) using their respective reasonable endeavours, the relevant Key Personnel terminates his or her employment with the relevant Seller Group Member prior to entering into a Secondment Agreement.

3.	KEY TERMS OF SECONDMENT AGREEMENT AND SUPPLY OF TRANSITIONAL SERVICES

The Seller and the Buyer must ensure that each Secondment Agreement, and the supply of Transitional Services, reflects the following key principles (to the extent applicable), as well as the matters set out in clause 6.11 of this deed:

(a)	(terms and duration) each Secondment Agreement must be on reasonably standard industry terms, for not less than the period from Completion until 30 June 2020;

(b)	(contractor) during the term of the Secondment Agreement, the Key Personnel will remain an employee of the relevant member of the Seller Group, and provide the Transitional Services to the Buyer (or its nominated Subsidiary) as a contractor seconded by the relevant member of the Seller Group;

(c)	(performance) the performance of the Transitional Services will be on an ‘as required’ basis, at the direction and under the control of the Buyer (or its nominated Subsidiary), except where a Secondment Agreement otherwise provides, and the Buyer will be responsible for the performance of all Transitional Services, including any failure to meet any applicable service levels or standards;

(d)	(remuneration) the relevant member of the Seller Group will remain financially responsible for the payment of the Key Personnel's salary and other benefits, including annual leave, personal/carer's leave, long service leave, and superannuation contributions and other applicable taxes;

(e)	(reimbursement) the Buyer (or its nominated Subsidiary) will reimburse the relevant member of the Seller Group for any relevant Third Party supplier costs on a cost pass through basis, without mark-up or any overhead charge or fee whatsoever;

(f)	(insurance) the relevant member of the Seller Group's insurance coverage must extend to the Key Personnel whilst on secondment to the Buyer (or its nominated Subsidiary); and

(g)	(liability) each relevant Seller Group Member that is party to a Secondment Agreement will not be liable to the Buyer (or its nominated Subsidiary), except to the extent of any wilful misconduct or gross negligence on the part of the relevant Key Personnel or any Seller Group Member.

Schedule 14

Deed of release

Deed of Release

Date ►	[Insert Date]

Parties
Name ABN Description Notice Details	[Full name of Leaving Member] [Insert] Leaving Member [Insert Address] Email: [Insert email address] Attention: [Insert]
Name ABN Description Notice Details	[Full name of Head Company] [Insert] Head Company [Head Company Address] Email: [Insert e-mail address] Attention: [Company Secretary]
Name	Each Member as defined in the TSA
Recitals

1    On 16 December 2011, the Head Company entered into a Tax Sharing Agreement (TSA) with persons that were at that date Members of the Head Company’s Consolidated Group.

2    The Leaving Member will cease to be a Member of the Head Company’s Consolidated Group on [date].

3    The Head Company (on its own behalf and as agent for each of the other parties to the TSA) and the Leaving Member have agreed that the Leaving Member will be released from its obligations under the TSA on the terms set out in this deed.

This deed witnesses:

121

1.	Interpretation

Where a word, phrase or acronym is used in this deed and is defined or assigned a meaning in the TSA, the word, phrase or acronym has the same meaning in this deed as it does in the TSA.

2.	Release

Subject to the terms of the TSA, the Head Company (on its own behalf and on behalf of each of the other parties to the TSA) by this deed releases the Leaving Member from its obligations under the TSA that relate to any Tax Period during which the Leaving Member is or was, for the whole of the Tax Period, not part of the Head Company’s Consolidated Group. For the avoidance of doubt, this deed does not release the Leaving Member from its obligations under the TSA that relate to any Tax Period during which the Leaving Member was part of the Head Company’s Consolidated Group.

3.	Leaving Contribution Amount Payment

The Head Company confirms that the Leaving Member has paid its Leaving Contribution Amount payable under clause 5 of the TSA prior to the date the Leaving Member ceased to be a Member of the Head Company’s Consolidated Group, and for the avoidance of doubt, the Head Company confirms that the Leaving Member is released from having to make any further Leaving Contribution Amount payment, or any other payment, to the Head Company under the TSA.

4.	Governing law

This deed is governed by the laws applicable in Western Australia.

122

Executed as a deed

Signed sealed and delivered by [Leaving Member] by two Directors or a Director and Secretary in accordance with section 127 of the Corporations Act 2001 (Cth): by
sign here ►		sign here ►
	Signature of Director		Signature of Director/Secretary

	Full Name of Signatory		Full Name of Signatory

	Date:		Date:

Signed sealed and delivered by [Head Company] by two Directors or a Director and Secretary in accordance with section 127 of the Corporations Act 2001 (Cth) for itself and as agent for the Members: by
sign here ►		sign here ►
	Signature of Director		Signature of Director/Secretary

	Full Name of Signatory		Full Name of Signatory

	Date:		Date:

123

Schedule 15

Option

1.	Definitions

The meanings of the capitalised terms used in this Schedule 15 but not defined in the Definitions (in clause 1.1 of this deed) are as set out below.

Term	Meaning
Binding SPA	means a binding share sale and purchase agreement in respect of the Option Shares.
GMK Investments	means GMK Investments Pty Ltd (ACN 007 706 863).
No Proposal Notice	has the meaning given in clause 5.1(c) of this Schedule 15.
Option	means the option granted pursuant to the terms and conditions of this Schedule 15.
Option End Date

means the date that is the earlier of:

(a)           120 calendar days after Completion; and

(b)           90 calendar days after the date on which the Buyer gives written notice to the Seller that the Buyer considers that the Seller has materially complied with the Buyer’s information requests under clause 4 of this Schedule 15.

Option Period	means the period commencing on the day the Buyer has paid the Option Fee in Immediately Available Funds and ending on the Option End Date.
Option Shares	means all of the issued share capital in GMK Investments, which holds interests in each of Newmont Power Pty Ltd (ACN 065 116 841), NP Kalgoorlie Pty Ltd (ACN 066 584 807) and Goldfields Power Pty Ltd (ACN 062 186 243), and which collectively constitute and operate all of the Seller’s power business in Western Australia.
Power Assets

means:

(a)           the Option Shares; and

(b)           all of the assets, rights, interests and entitlements currently held by any of Newmont Power Pty Ltd (ACN 065 116 841) and NP Kalgoorlie Pty Ltd (ACN 066 584 807) and 50% of the assets, rights, interests and entitlements currently held by Goldfields Power Pty Ltd (ACN 062 186 243), including (without limitation) all rights or interests of the Seller in the ownership or operation of the Parkeston Power Station, and any related infrastructure or facilities; and

(c)           a direct or indirect interest in any of the entities specified in paragraph (b).

Power Entities	means Newmont Power Pty Ltd (ACN 065 116 841), NP Kalgoorlie Pty Ltd (ACN 066 584 807) and Goldfields Power Pty Ltd (ACN 062 186 243).
Purchase Proposal	has the meaning given in clause 5.1 of this Schedule 15.
Relevant Purchaser Party	means any Buyer Group Member other than the Buyer (which, to avoid any doubt, includes the Target Entity and the Manager).
Third Party SPA	has the meaning given in clause 6.1(b) of this Schedule 15.

124

2.	Grant of Option

(a)	The Buyer must pay the Option Fee to the Seller in Immediately Available Funds on Completion in accordance with clause 2 of this Schedule 15.

(b)	In consideration of the payment of the Option Fee by the Buyer to the Seller, the Seller grants to the Buyer an option for the Buyer to purchase the Option Shares in accordance with the terms of this Schedule 15.

3.	Option Period and associated matters

(a)	Without limitation to the rights and obligations under clause 2 and this clause 3 of this Schedule 15, the Buyer has no rights and the Seller has no obligations under this Schedule 15, until the commencement of the Option Period.

(b)	From the date of this deed until the Option End Date, the Seller must not sell, propose to sell, solicit offers from, or enter into discussions with a Third Party with a view to sell, the Option Shares or any of the other Power Assets.

(c)	From the date of this deed until completion occurs under a Binding SPA or a Third Party SPA (as the case may be), the Seller must not, subject to clause 3(f) of this Schedule 15 and only to the extent within the Seller’s reasonable control, knowingly do anything (or induce, direct or procure that any other party does anything) that would, or would be reasonably likely to, affect the fair market value of the Option Shares or any of the other Power Assets in a materially adverse respect.

(d)	From the date of this deed until completion occurs under a Binding SPA, the Buyer must act in good faith and co-operate with the Seller in connection with the Power Purchase Agreement, including with respect to any renegotiation or renewal of that agreement.

(e)	From the date of this deed until the later of: (1) the date that is 90 calendar days after the Option End Date; and (2) conclusion of the sale process contemplated in clause 6.1 of this Schedule 15, the Seller must not, subject to clause 3(f) of this Schedule 15 and to the extent within the Seller’s reasonable control, do anything (or induce, direct or procure that any other party does anything) that would, or would be reasonably likely to, compromise, reduce, frustrate or otherwise adversely impact the likelihood of:

(i)	a Third Party making a bona fide proposal to purchase any of the Power Assets from the Seller; or

125

(ii)	the Seller and a Third Party reaching agreement for the sale and purchase of any of the Power Assets.

(f)	Nothing in this clause 3 of this Schedule 15 restricts the Seller or any Power Entity from doing, or requires the Seller to prevent, any of the following permitted actions:

(i)	any action contemplated in the deed or as fairly disclosed in the due diligence materials disclosed in accordance with clause 4 of this Schedule 15;

(ii)	actions required to reasonably and prudently respond to an emergency or disaster (including the right to take forthwith any action required to ensure the safety and integrity of the Power Assets and any employees);

(iii)	any action that is necessary for the Seller or any Power Entity to meet its legal or contractual obligations existing as at the date of this deed; or

(iv)	any action approved by the Buyer in writing, such approval not to be unreasonably withheld or delayed, provided that the Buyer will be deemed to have provided consent in circumstances where the Seller has requested consent (from the Buyer in writing) and the Buyer has not responded to that request within 3 Business Days.

4.	Due Diligence

During the Option Period, the Buyer is entitled to undertake due diligence for the sole purpose of preparing a Purchase Proposal and, subject to the Buyer providing a confidentiality undertaking in a form reasonably acceptable to the Seller regarding the use and disclosure of any confidential information, the Seller must:

(a)	subject first to obtaining all necessary third party consents to disclose such confidential information, provide all information reasonably requested by the Buyer from time to time for that purpose as soon as reasonably practicable after receiving the Buyer's request; and

(b)	cooperate in good faith with the Buyer to facilitate the Buyer’s due diligence under this clause 4 of this Schedule 15.

5.	Negotiation of Purchase Proposal

5.1	Submission of Purchase Proposal

(a)	Subject to clause 5.1(c) of this Schedule 15, the Buyer must deliver to the Seller by not later than the date that is 30 calendar days before the Option End Date, a proposal to purchase the Option Shares at a price, which must be no less than $25,000,000 (twenty five million US dollars), and on such other terms as the Buyer considers appropriate (acting reasonably) in all the circumstances (Purchase Proposal).

(b)	The Purchase Proposal must be for fair market value and value the Seller’s power business on an ‘as is’ basis, and set out the proposed cash purchase price for the Option Shares, the terms and timing of payment, and the other terms and conditions of the proposed purchase of the Option Shares.

(i)	The Buyer must use reasonable endeavours to ensure the Purchase Proposal is made only subject to conditions which are considered necessary by the Buyer (acting reasonably) to address any material matters arising from its due diligence investigations, required by law, required as a result of the terms of the Buyer's debt arrangements or which are necessary to give effect to the transfer of the Option Shares (including any third party consents or waivers required in connection with that transfer), and must consult with and take into account any reasonable comments or requests of the Seller in respect of any such conditions. The Seller must use reasonable endeavours to assist the Buyer to satisfy any such conditions in a timely manner.

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(iii)	The Seller and the Buyer agree that, unless the Buyer elects otherwise, the Purchase Proposal must contemplate a date for completion of the sale and purchase of the Option Shares (including payment in full of the purchase price) within four months after the date on which a Binding SPA is entered into by the Seller and the Buyer.

(c)	The Buyer is not required to deliver to the Seller a Purchase Proposal in circumstances where:

(i)	the results of its due diligence investigations indicate; or

(ii)	the Buyer becomes aware of any other fact, matter or circumstance that would indicate,

that the fair market value of the Option Shares is or may be (at or following Completion) less than the amount of the Option Fee. In these circumstances, the Buyer must provide the Seller with written notice to this effect by not later than the date that is 30 calendar days before the Option End Date (No Proposal Notice).

5.2	Consideration of the Purchase Proposal

(a)	Within 5 calendar days of the Buyer submitting a Purchase Proposal, the parties must procure that senior representatives from each party (or Related Bodies Corporate of the parties as appropriate) who have the authority to agree the terms of the sale and purchase of the Option Shares (on behalf of the party that they represent) meet in Perth, Western Australia to discuss the Purchase Proposal in good faith and acting reasonably, with a view to agreeing and executing a Binding SPA before the Option End Date.

(b)	The parties acknowledge and agree that a Binding SPA must be for fair market value and value the Seller’s power business on an ‘as is’ basis, and would contain representations, warranties and indemnities in favour of the Buyer that are reasonably required by the Buyer having regard to (among other things) the results of its due diligence investigations and what may be considered customary in transactions of the kind contemplated by the sale and purchase of the Option Shares.

5.3	Option Fee to form part of the purchase price

If the Buyer and Seller enter into a Binding SPA before the Option End Date, then the Option Fee will be deemed to form part of (and will be set-off against) the purchase price payable for the Option Shares under that Binding SPA.

6.	Expiry and refund of Option Fee

6.1	Sale process

Following the Option End Date, the Seller must:

(a)	take genuine and commercial steps reasonably available to the Seller to solicit offers for the sale of:

(i)	the Option Shares; or

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(ii)	the Power Assets other than the Option Shares,

from potential third party purchasers (including, if applicable, any Relevant Purchaser Party); and

(b)	consider any bona fide offer made by any such third party purchaser for fair market value and use reasonable endeavours to promptly enter into a binding sale and purchase agreement in respect of such an offer (Third Party SPA).

6.2	Further obligations

After the Option End Date each party is released from and will have no further obligations pursuant to this Schedule 15 (other than under clauses 3(c), 3(d), 3(e), 6.1 and 6.3 of this Schedule 15 (as applicable)).

6.3	Refund of Option Fee in certain circumstances

(a)	If, at any time following the Option End Date, the Seller enters into a Third Party SPA (other than with a Relevant Purchaser Party), then the Seller must, within 10 calendar days following the date on which completion and receipt of the purchase price under such Third Party SPA have occurred, refund the Option Fee (less $2,500,000 (two million five hundred thousand US dollars)) to the Buyer (without interest).

(b)	If, at any time, the Seller enters into a Third Party SPA with a Relevant Purchaser Party, then the Seller must, within 10 calendar days following the date on which completion and receipt of the purchase price under such Third Party SPA have occurred, refund the Option Fee (less $2,500,000 (two million five hundred thousand US dollars)) to the Buyer (without interest), provided that if the purchase price payable under the Third Party SPA is less than the Option Fee, the Seller is only required under this clause to pay the Buyer the amount of that purchase price (less $2,500,000 (two million five hundred thousand US dollars)) without interest.

(c)	The Option Fee being deemed to form part of (and being set-off against) the purchase price under clause 5.3 of this Schedule 15, or alternatively the repayment of the Option Fee under this clause 6.3 of this Schedule 15 (as applicable), will be the sole remedy of the Buyer in respect of any breach of this Schedule 15 by the Seller. To the maximum extent permitted by law, the maximum liability of the Seller under or in connection with this Schedule 15 shall not exceed in aggregate an amount equal to 100% of the Option Fee, and the Buyer shall not bring or commence any Claim (or Claims) which exceed such amount or seek a remedy other than the applicable remedy specified in this clause 6.3(c) of this Schedule 15.

7.	Additional term

7.1	Assignment

Despite clause 20.7 of the deed and subject to clause 7.2 of this Schedule 15, the Buyer may only assign, encumber, declare a trust over or otherwise deal with its rights under this Schedule 15 to or in respect of a party other than a Relevant Purchaser Party with the prior written consent of the Seller.

7.2	Permitted dealings

Notwithstanding any other provision of this Schedule 15, the Seller agrees that the Buyer may grant a mortgage, charge or otherwise encumber its right, title and interest in, and arising under, this Schedule 15 to a bona fide financier.

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Executed as a deed

executed by newmont goldcorp australia pty ltd:
/s/ Andrew M. Kennedy	/s/ Felicity E. Hughes
Signature of director	Signature of director/secretary
Andrew M. Kennedy	Felicity E. Hughes
Full name	Full name

executed by NORTHERN STAR RESOURCES LIMITED:
/s/ John Fitzgerald	/s/ Hilary MacDonald
Signature of director	Signature of director/secretary
John Fitzgerald	Hilary MacDonald
Full name	Full name

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